Execution Copy

$325,000,000

SENIOR LETTER OF CREDIT
AND REIMBURSEMENT AGREEMENT

Dated as of April 21, 2014,

among

SABINE PASS LIQUEFACTION, LLC
as Borrower,

THE BANK OF NOVA SCOTIA
as Senior Issuing Bank and Senior LC Facility Administrative Agent,

SOCIÉTÉ GÉNÉRALE
as Common Security Trustee,

and

THE LENDERS NAMED HEREIN
as Senior LC Lenders,

and for the benefit of

THE BANK OF NOVA SCOTIA
as Joint Lead Arranger and Joint Bookrunner,

SOCIÉTÉ GÉNÉRALE
as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, and

MIZUHO BANK, LTD.,
STANDARD CHARTERED BANK,
LLOYDS BANK PLC,
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, and
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
as Joint Lead Arrangers, Joint Bookrunners and Co-Documentation Agents

______________________________________________________

TABLE OF CONTENTS
Section	Page

i

ii

Exhibits

Exhibit A	-	Form of Request for Issuance
Exhibit B	-	Form of Transco Irrevocable Standby Letter of Credit
Exhibit C	-	Form of Lender Assignment (Commitment, Participations and Loans)
Exhibit D-1	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D-2	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants that are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D-3	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D-4	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Schedules

Schedule 2.01	-	Senior LC Commitments and Proportionate Share
Schedule 11.11	-	Notice Information

iii

Execution Copy

This SENIOR LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT dated as of April 21, 2014, is made among SABINE PASS LIQUEFACTION, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the "Borrower"), THE BANK OF NOVA SCOTIA, as Senior Issuing Bank and Senior LC Facility Administrative Agent, SOCIÉTÉ GÉNÉRALE, as the Common Security Trustee, and the SENIOR LC LENDERS party hereto and for the benefit of THE BANK OF NOVA SCOTIA, as Joint Lead Arranger and Joint Bookrunner, MIZUHO BANK, LTD., as Joint Lead Arranger, Joint Bookrunner and Co-Documentation Agent, STANDARD CHARTERED BANK, as Joint Lead Arranger, Joint Bookrunner and Co-Documentation Agent, LLOYDS BANK PLC, as Joint Lead Arranger, Joint Bookrunner and Co-Documentation Agent, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Joint Lead Arranger, Joint Bookrunner and Co-Documentation Agent, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Joint Lead Arranger, Joint Bookrunner and Co-Documentation Agent, and SOCIÉTÉ GÉNÉRALE as Joint Lead Arranger, Joint Bookrunner and Syndication Agent.
WHEREAS, Sabine Pass LNG, L.P. ("SPLNG"), an indirect wholly owned subsidiary of Cheniere Energy Partners, L.P. (the "Sponsor"), owns and operates the Sabine Pass LNG Terminal ("Sabine Pass Terminal") located in Cameron Parish, Louisiana. The Sabine Pass Terminal has liquefied natural gas ("LNG") regasification and send-out capacity of approximately 4.3 Bcf/d, storage capacity of approximately 16.9 Bcfe and two marine berths;
WHEREAS, the Borrower intends to design, engineer, develop, procure, construct, install, complete, own, operate and maintain four liquefaction trains, each with a nominal production capacity of at least 182,500,000 MMBtu per annum (as more fully described in the Common Terms Agreement, the "Project"), that will add liquefaction services at the Sabine Pass Terminal and convert the Sabine Pass Terminal into a facility capable of liquefying and exporting domestic U.S. natural gas in addition to importing and regasifying foreign-sourced LNG;
WHEREAS, the Borrower and the Secured Debt Holder Group Representatives party thereto, the Secured Hedge Representatives party thereto, the Secured Gas Hedge Representatives party thereto, the Common Security Trustee and the Intercreditor Agent entered into that certain Amended and Restated Common Terms Agreement, dated as of May 28, 2013 (the "Common Terms Agreement"), that sets out certain provisions regarding, among other things, common representations and warranties of the Borrower, common covenants of the Borrower, and common Events of Default under the Secured Debt Instruments (as defined in the Common Terms Agreement);
WHEREAS, the Borrower, the Secured Debt Holder Group Representatives party thereto, the Secured Hedge Representatives party thereto, the Secured Gas Hedge Representatives party thereto, the Common Security Trustee and the Intercreditor Agent entered into that certain Amended and Restated Intercreditor Agreement, dated as of May 28, 2013 (the "Intercreditor Agreement"), that, among other things, governs the relationship among the Secured Parties and regulates the claims of the Secured Parties under the Common Terms Agreement against the Borrower and the enforcement by the Secured Parties under the Common Terms Agreement of the Security, including the method of voting and decision making, and the appointment of the Intercreditor Agent for the purposes set forth therein;

WHEREAS, the Borrower and the Commercial Banks Facility Agent, the Common Security Trustee, and the Commercial Bank Lenders party thereto entered into that certain Amended and Restated Credit Agreement (Term Loan A), dated as of May 28, 2013, pursuant to which such Commercial Bank Lenders party thereto agreed to provide, upon the terms and conditions set forth therein, the loans described therein to finance the construction of the Project;
WHEREAS, the Borrower, the KSURE Covered Facility Agent, the Common Security Trustee and the KSURE Covered Facility Lenders entered into that certain KSURE Covered Facility Agreement, dated as of May 28, 2013, pursuant to which such KSURE Covered Facility Lenders party thereto agreed to provide, upon the terms and conditions set forth therein, the loans described therein to finance the construction of the Project and, in connection therewith and as a condition thereto, KSURE issued the KSURE Insurance to provide, upon the terms and conditions set forth therein, credit support to the KSURE Covered Facility Lenders;
WHEREAS, the Borrower, the KEXIM Facility Agent, the Common Security Trustee and KEXIM entered into that certain KEXIM Direct Facility Agreement, dated as of May 28, 2013, pursuant to which KEXIM agreed to provide, upon the terms and conditions set forth therein, the loans described therein to finance the construction of the Project;
WHEREAS, the Borrower, the KEXIM Facility Agent, the Common Security Trustee, KEXIM and the KEXIM Covered Facility Lenders entered into that certain KEXIM Covered Facility Agreement, dated as of May 28, 2013, pursuant to which the KEXIM Covered Facility Lenders party thereto agreed to provide, upon the terms and conditions set forth therein, the loans described therein to finance the construction of the Project and, in connection therewith and as a condition thereto, KEXIM issued the KEXIM Guarantee to provide, upon the terms and conditions set forth therein, credit support to the KEXIM Covered Facility Lenders;
WHEREAS, on February 1, 2013, the Borrower, The Bank of New York Mellon, as the Senior Bonds Trustee (the "Senior Bonds Trustee") and the guarantors from time to time party thereto, entered into that certain Indenture (the "Senior Bonds Indenture"), pursuant to which the Borrower issued Senior Bonds in the aggregate amount of one billion five hundred million Dollars ($1,500,000,000) (the "February 2013 Senior Bonds");
WHEREAS, on April 16, 2013, the Borrower, the Senior Bonds Trustee and the guarantors from time to time party thereto, entered into that certain first Supplemental Indenture and second Supplemental Indenture to supplement the Senior Bonds Indenture, and pursuant to which the Borrower issued Senior Bonds in the aggregate amount of one billion five hundred million Dollars ($1,500,000,000) (the "April 2013 Senior Bonds");
WHEREAS, on November 25, 2013, the Borrower, the Senior Bonds Trustee and the guarantors from time to time party thereto, entered into that certain third Supplemental Indenture to supplement the Senior Bonds Indenture, and pursuant to which the Borrower issued Senior Bonds in the aggregate amount of one billion Dollars ($1,000,000,000) (and together with the February 2013 Senior Bonds and the April 2013 Senior Bonds, the "2013 Senior Bonds");
WHEREAS, the Borrower has granted certain Security in the Collateral for the benefit of the Secured Parties pursuant to the Security Documents;

WHEREAS, the Borrower has requested the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank and the Senior LC Lenders party hereto to establish a credit facility, pursuant to which the Senior Issuing Bank and Senior LC Lenders will make available, upon the terms and conditions set forth herein, the letters of credit described herein to finance certain working capital requirements of the Project; and
WHEREAS, the Senior LC Lenders and the Senior Issuing Bank are willing to make such credit facility available upon and subject to the terms and conditions hereinafter set forth.
NOW THEREFORE, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION

SECTION 1.01.    Defined Terms. Unless the context shall otherwise require, or unless otherwise defined in this Section 1.01, capitalized terms used herein shall have the meanings provided in the Common Terms Agreement.
"2013 Senior Bonds" has the meaning provided in the recitals.
"Aggregate Senior LC Commitment" means three hundred twenty-five million Dollars ($325,000,000) as such amount may be reduced by the amount of any termination of the Senior LC Commitments pursuant to Section 2.02(b) (Reduction of the Senior LC Commitments).
"Agreement" means this Senior Letter of Credit and Reimbursement Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.
"Approved Fund" means, with respect to any Senior LC Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Senior LC Lender or by an Affiliate of such investment advisor.
"Base Rate" means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus one-half of one percent (0.50%) and (b) the average rate of interest in effect for such day as publicly announced from time to time by the Senior LC Facility Administrative Agent as its "prime rate." The "prime rate" is the rate set by the Senior LC Facility Administrative Agent based upon various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Senior LC Facility Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
"Borrower" has the meaning provided in the preamble.

"Change in Law" means (a) the adoption or introduction of any law, rule, directive, guideline, decision or regulation after the Closing Date, (b) any change in law, rule, directive, guideline, decision or regulation or in the interpretation or application thereof by any Government Authority charged with its interpretation or administration after the Closing Date or (c) compliance by any Senior LC Lender, by any lending office of such Senior LC Lender, or by such Senior LC Lender's holding company, if any, with any written request, guideline, decision or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Government Authority charged with its interpretation or administration made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law" regardless of the date enacted, adopted, issued or implemented.
"Closing Date" means the date upon which each of the conditions precedent enumerated in Section 7.01 (Conditions to Closing Date) have been satisfied or waived in accordance with this Agreement.
"Commitment Fee" has the meaning provided in Section 4.08(a) (Fees).
"Common Terms Agreement" has the meaning provided in the recitals.
"Communications" has the meaning provided in Section 11.11(h) (Notices and Other Communications).
"Default Rate" has the meaning provided in Section 4.04 (Post-Maturity Interest Rates; Default Interest Rates).
"Defaulting Lender" means a Senior LC Lender which (a) has defaulted in its obligations to fund any Loan or otherwise failed to comply with its obligations under Section 3.03(c) (Reimbursement to Senior Issuing Bank), unless such default or failure is no longer continuing or has been cured within three (3) Business Days after such default or failure, (b) has notified the Borrower and/or the Senior LC Facility Administrative Agent that it does not intend to comply with its obligations under Section 3.03(c) (Reimbursement to Senior Issuing Bank) or has made a public statement to that effect or (c) has, or has a direct or indirect parent company that has, (x) become the subject of a proceeding under any Bankruptcy Code or any applicable foreign, federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors or (y) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that, for the avoidance of doubt, a Senior LC Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Senior LC Lender or any direct or indirect parent company thereof by a Government Authority or (ii) in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Government Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if Government Rule requires that such appointment not be publicly disclosed, in any case, where such action does not result in or provide such Senior LC Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Senior LC Lender (or such Government Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Senior LC Lender.
"Eligible Assignee" means (a) any Senior LC Lender and (b) any other Person (other than a natural person) approved by the Senior LC Facility Administrative Agent (not to be unreasonably withheld), the Senior Issuing Bank (in its sole discretion) and, unless an Event of Default shall then be continuing, with the consent of the Borrower (not to be unreasonably withheld); provided that, the Borrower shall be deemed to have consented unless it shall object thereto by written notice to the Senior LC Facility Administrative Agent within five (5) Business Days after having received notice of the proposed assignment; provided, further, that, notwithstanding the foregoing, Eligible Assignee shall not include any Defaulting Lender (as defined herein or in any other Facility Agreement), Loan Party, the Sponsor, Blackstone, any Material Project Party or any Affiliate or Subsidiary of any of the foregoing.
"Eligible Transferee" means any bank or other financial institution which has a credit rating of A- or higher from S&P or A3 or higher from Moody's.
"Excluded Taxes" means, with respect to the Senior LC Facility Administrative Agent, the Senior Issuing Bank, any Senior LC Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrower, (a) (i) income or franchise Taxes, in each case, imposed on (or measured by) its net income (however denominated) by the United States or by the jurisdiction (or any subdivision thereof) under the laws of which such Person is organized or in which its principal office is located or, in the case of a Senior LC Lender, in which its applicable lending office is located or (ii) any branch profits Taxes or any similar Taxes on retained earnings imposed by any jurisdiction described in clause (a)(i) that relates to such Person or any jurisdiction in which the Borrower is located, (b) in the case of a Senior LC Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Senior LC Lender with respect to an applicable interest in a Loan pursuant to a law in effect at the time such Senior LC Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 5.02 (Obligation to Mitigate)) or changes its lending office (except to the extent that amounts with respect to such Taxes were payable either to such Senior LC Lender's assignor immediately before such Senior LC Lender became a party hereto or to such Senior LC Lender immediately before it changed its lending office), (c) Taxes attributable to such Senior LC Lender's failure to comply with Section

5.03(e) (Taxes - Status of Senior LC Lenders), (d) any United States federal withholding Tax imposed under FATCA and (e) Other Connection Taxes.
"Extension of Credit" means (a) the making of a Loan, (b) the issuance of a Letter of Credit, or (c) the amendment of any Letter of Credit having the effect of extending the stated termination date thereof or increasing the LC Available Amount thereunder.
"FATCA" means Sections 1471 through 1474 of the Code, as in effect on the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any United States Department of Treasury regulation promulgated thereunder and published administrative guidance implementing such Sections and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
"Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that, (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any day that is a Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day for such transactions received by the Senior LC Facility Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Senior LC Facility Administrative Agent.
"Fee Letter" means each fee letter, dated as of April 21, 2014, between or among each Senior LC Lender, the Borrower and, as applicable, the Senior Issuing Bank.
"Indemnified Taxes" means (a) Taxes imposed on or with respect to any payment made on account of any Obligation of the Borrower hereunder to the Senior LC Facility Administrative Agent, the Senior Issuing Bank or any other recipient of any payment to be made by or on account of any Obligation of the Borrower hereunder other than Excluded Taxes and (b) to the extent not otherwise described in clause (a), Other Taxes.
"Indemnitee" has the meaning provided in Section 11.08(a) (Indemnification by the Borrower).
"Information" has the meaning provided in Section 11.17 (Treatment of Certain Information; Confidentiality).
"Intercreditor Agreement" has the meaning provided in the recitals.
"ISP98" has the meaning provided in Section 3.02(f)(iii) (Letters of Credit).
"LC Available Amount" means, for any Letter of Credit on any date of determination, the maximum amount available to be drawn under such Letter of Credit at any time on or after such date (assuming the satisfaction of all conditions for drawing enumerated therein).
"LC Cash Collateral Account" means an interest bearing cash collateral account established upon the occurrence of an Event of Default by the Senior LC Facility Administrative Agent in its name for the benefit of the Senior LC Lenders, subject to the terms of this Agreement.
"LC Fee" has the meaning provided in Section 4.08(b) (Fees).
"LC Payment Notice" has the meaning provided in Section 3.03(a) (Reimbursement to Senior Issuing Bank).
"LC Reimbursement Payment" has the meaning provided in Section 3.03(b) (Reimbursement to Senior Issuing Bank).
"Lender Assignment Agreement" means an assignment and agreement entered into by a Senior LC Lender and an Eligible Assignee, and accepted by the Senior LC Facility Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, in substantially the form of Exhibit C.
"Letter of Credit" means a letter of credit, in the case of the Transco Precedent Agreement, substantially in the form of Exhibit B and, in the case of all other letters of credit, in a form reasonably acceptable to the Senior Issuing Bank, in each case issued pursuant to Section 3.02 (Letters of Credit) to secure the obligations of the Borrower under the Project Documents that are permitted to be entered into pursuant to the Financing Documents to support the working capital requirements of the Project relating to the purchase or transportation of natural gas and any construction of natural gas pipelines in connection therewith.
"Loan" means a loan by a Senior LC Lender to the Borrower deemed made pursuant to Section 3.03(e) or 3.03(f) (Reimbursement to Senior Issuing Bank) in connection with a draw upon any Letter of Credit.
"Maturity Date" means the fifth anniversary of the Closing Date (as such date may be extended in writing by mutual agreement of all of the parties hereto, which agreement shall be in the sole and absolute discretion of each of the parties hereto).
"Non-Consenting Lender" has the meaning provided in Section 5.02(c) (Obligation to Mitigate).
"Non-Recourse Parties" has the meaning provided in Section 11.21(a) (No Recourse).
"Non-U.S. Lender" has the meaning provided in Section 5.03(e) (Taxes - Status of Senior LC Lenders).
"Obligations" means, collectively, (a) all Indebtedness, Loans, advances, debts, liabilities (including any indemnification or other obligations that survive the termination of the Financing Documents (excluding each Secured Debt Instrument other than this Agreement)), and all other obligations, howsoever arising (including Guarantee obligations), in each case, owed by the Borrower to the Senior LC Secured Parties (or any of them) of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Financing Documents (excluding each Secured Debt Instrument other than this Agreement), (b) any and all sums reasonably advanced by the Senior LC Facility Administrative Agent in order to preserve the Collateral or preserve the security interest of the Senior LC Secured Parties in the Collateral (including, but without duplication of the Borrower's Obligation to repay the same, amounts described in the last sentence of the definition of Operation and Maintenance Expenses) and (c) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (a) and (b) above, after an Event of Default shall have occurred and be continuing and the Loans have been accelerated pursuant to Section 9.02 (Acceleration Upon Bankruptcy) or Section 9.03 (Acceleration Upon Other Event of Default), the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Senior LC Lenders of their rights under the Security Documents, together with any necessary attorneys' fees and court costs.
"Other Connection Taxes" means, with respect to any Senior LC Lender, the Senior Issuing Bank, the Senior LC Facility Administrative Agent or any other recipient of any payment to be made by or on account of any Obligation of the Borrower, Taxes imposed as a result of a former or present connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or Financing Document).
"Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Financing Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.02 (Obligation to Mitigate)).
"Participant" has the meaning provided in Section 11.04(d) (Assignments).
"Participant Register" has the meaning provided in Section 11.04(d) (Assignments).
"Platform" has the meaning provided in Section 11.11(i) (Notices and Other Communications).
"Principal Amount Outstanding" means, on any date, the sum of (i) the aggregate principal amount of all Loans outstanding on such date plus (ii) the aggregate LC Available Amounts of all Letters of Credit outstanding on such date (without giving effect to any draw on any Letter of Credit that has not as of such date been deemed a Loan), in each case after giving effect to all Extensions of Credit to be made on such date.
"Proportionate Share" means, with respect to each Senior LC Lender, the percentage set forth opposite the name of such Senior LC Lender in the column entitled "Proportionate Share" in Schedule 2.01, as the same may be reduced or increased from time to time pursuant to assignments by or to such Senior LC Lender pursuant to Section 11.04 (Assignments).
"Register" has the meaning provided in Section 2.01(b) (Senior LC Commitments).
"Request for Issuance" has the meaning provided in Section 3.02(b) (Letters of Credit).
"Required Senior LC Lenders" means, as of any date of determination, the Senior LC Lenders that, collectively, on such date hold in excess of fifty percent (50%) of the sum of (i) the Principal Amount Outstanding and (ii) the Senior LC Commitments.
"Senior Issuing Bank" means (a) The Bank of Nova Scotia or (b) in connection with the appointment of a successor to The Bank of Nova Scotia (or its successor) pursuant to Section 3.01 (Senior Issuing Bank), any other Senior LC Lender designated by the Borrower after the date hereof that has a credit rating of A3 or higher by Moody’s, A- or higher by S&P or an equivalent rating by another nationally-recognized credit rating agency, and that has agreed in writing to accept such designation as a Senior Issuing Bank and to be bound by all of the terms contained in this Agreement and the other Financing Documents binding on a Senior Issuing Bank in such capacity (provided that, a copy of such agreement has been delivered to the Senior LC Facility Administrative Agent), it being understood that such agreement may contain additional conditions to, or limitations on, such Senior Issuing Bank’s obligation to issue Letters of Credit hereunder (including limits on the aggregate stated amount of Letters of Credit at any one time outstanding that may be issued by such Senior Issuing Bank), and any such conditions or limitations are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein. Each reference to a Senior Issuing Bank contained in this Agreement and the other Financing Documents shall be deemed to refer to the applicable Senior LC Lender solely in its capacity as the issuer of Letters of Credit hereunder and not in its capacity as a Senior LC Lender, and each reference to a Senior LC Lender contained in this Agreement and the other Financing Documents shall be deemed to refer to such Senior LC Lender in its capacity as such and not in its capacity (if applicable) as a Senior Issuing Bank.
"Senior LC Commitment" means, with respect to each Senior LC Lender, the commitment of such Senior LC Lender to acquire participations in any Letter of Credit, as set forth opposite the name of such Senior LC Lender in the column entitled "Senior LC Commitment" in Schedule 2.01, or if such Senior LC Lender has entered into one or more Lender Assignment Agreements, set forth opposite the name of such Senior LC Lender in the Register maintained by the Senior LC Facility Administrative Agent as such Senior LC Lender's Senior LC Commitment, as the same may be (a) reduced from time to time in accordance with Section 2.02 (Reduction of the Senior LC Commitments), (b) reduced or increased from time to time pursuant to assignments by or to such Senior LC Lender pursuant to Section 11.04 (Assignments) and (c) utilized, as of the applicable date of determination, in the amount of such Senior LC Lender’s Proportionate Share of the Principal Amount Outstanding with respect to any Loan and Letter of Credit.
"Senior LC Facility Administrative Agent" means The Bank of Nova Scotia, not in its individual capacity, but solely as Senior LC Facility Administrative Agent for the Loans and Letters of Credit hereunder, and each other Person that may, from time to time, be appointed as successor Senior LC Facility Administrative Agent pursuant to Section 10.06 (Resignation or Removal of Senior LC Facility Administrative Agent).
"Senior LC Lender Payment Notice" has the meaning provided in Section 3.03(c) (Reimbursement to Senior Issuing Bank).
"Senior LC Lenders" means those commercial bank lenders identified on Schedule 2.01, each Eligible Assignee that shall become a party hereto pursuant to Section 11.04 (Assignments) and, to the extent so provided in Section 3.03(e) (Reimbursement to Senior Issuing Bank), the Senior Issuing Bank.
"Senior LC Secured Parties" means the Senior Issuing Bank, the Senior LC Lenders, the Senior LC Facility Administrative Agent, the Common Security Trustee and each of their respective successors and permitted assigns, in each case in connection with this Agreement.
"Supermajority Senior LC Lenders" means, as of any date of determination, the Senior LC Lenders that, collectively, on such date hold in excess of sixty six and two-thirds percent (66.66%) of the sum of (i) the Principal Amount Outstanding and (ii) the Senior LC Commitments.
"Termination Date" means the earlier to occur of (i) the Maturity Date and (ii) the date of termination or reduction in whole of the Senior LC Commitments or the acceleration of the Loans pursuant to Section 2.02 (Reduction of the Senior LC Commitments), Section 9.02 (Acceleration Upon Bankruptcy) and Section 9.03 (Acceleration Upon Other Event of Default).
"Trade Date" has the meaning provided in Section 11.04(b) (Assignments).
"Transco Precedent Agreement" means the Precedent Agreement For Firm Transportation Service Under Gulf Trace Project, dated as of April 15, 2014, between Transcontinental Gas Pipe Line Company, LLC and the Borrower.
"U.S. Tax Compliance Certificate" has the meaning provided in Section 5.03(e) (Taxes - Status of Senior LC Lenders).
"United States Person" means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

"Withholding Agent" means the Borrower and the Senior LC Facility Administrative Agent.
SECTION 1.02.    Principles of Interpretation. Unless the context shall otherwise require, or unless otherwise provided herein, this Agreement shall be governed by the principles of interpretation in Section 1.2 (Interpretation) of the Common Terms Agreement, mutatis mutandis.
SECTION 1.03.    UCC Terms. Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.
SECTION 1.04.    Accounting and Financial Determinations. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Section 1.4 (Accounting and Financial Determinations) of the Common Terms Agreement.

ARTICLE II
SENIOR LC COMMITMENTS
On the terms, subject to the conditions and relying upon the representations and warranties herein set forth:
SECTION 2.01.    Senior LC Commitments.
(a)Each Senior LC Lender, severally and not jointly, shall participate in the issuance of Letters of Credit (and any drawings of the LC Available Amounts thereunder) during the period from the Closing Date until the Termination Date, in an aggregate principal amount not in excess of such Senior LC Lender’s Senior LC Commitment. Within the limits hereinafter set forth, the Borrower may, from the Closing Date until the Termination Date, request the issuance of or amendments to Letters of Credit hereunder and may request at any time the reduction or cancellation of Letters of Credit. In no event shall the Borrower be entitled to request or receive any Extensions of Credit that would cause the Principal Amount Outstanding hereunder to exceed the Aggregate Senior LC Commitment.
(b)The Senior LC Facility Administrative Agent shall maintain at the Senior LC Facility Administrative Agent's office (i) a copy of any Lender Assignment Agreement delivered to it pursuant to Section 11.04 (Assignments), and (ii) a register for the recordation of (A) the names and addresses of the Senior LC Lenders, (B) all the Senior LC Commitments of and principal amount of and interest on the Loans owing and paid to, each Senior LC Lender pursuant to the terms hereof from time to time, (C) the amount, beneficiary and termination date of all outstanding Letters of Credit and (D) amounts received by the Senior LC Facility Administrative Agent from the Borrower and whether such amounts constitute principal, interest, fees or other amounts and each Senior LC Lender's share thereof (the "Register"). The Register shall be available for inspection by the Borrower, the Senior Issuing Bank and any Senior LC Lender at any reasonable time and from time to time upon reasonable prior notice.

(c)The entries made by the Senior LC Facility Administrative Agent in the Register or the accounts maintained by any Senior LC Lender shall be conclusive and binding evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that, the failure of any Senior LC Lender or the Senior LC Facility Administrative Agent to maintain such Register or accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Senior LC Lender and the accounts and records of the Senior LC Facility Administrative Agent in respect of such matters, the accounts and records of the Senior LC Facility Administrative Agent shall control in the absence of manifest error.
SECTION 2.02.    Reduction of the Senior LC Commitments.
(a)All Senior LC Commitments, if any, shall be automatically and permanently terminated on the Termination Date.
(b)If no Default or Event of Default has occurred or is continuing or shall occur as a result thereof, the Borrower may, upon (i) at least three (3) Business Days’ notice to the Senior LC Facility Administrative Agent (which shall promptly distribute copies thereof to the Senior Issuing Bank and each of the Senior LC Lenders) and (ii) certification (to the reasonable satisfaction of the Senior LC Facility Administrative Agent) that the letter of credit capacity under the portion of the Senior LC Commitments to be cancelled is not required to satisfy any express obligation of the Borrower, terminate in whole or reduce ratably in part such portions of the Senior LC Commitments; provided that, any such partial reduction shall be in the minimum amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof.
(c)Any termination or reduction of the Senior LC Commitments pursuant to this Section 2.02 shall be permanent. Each reduction of the Senior LC Commitments shall be made ratably among the Senior LC Lenders in accordance with their Proportionate Share.
(d)The Borrower shall have the right to permanently terminate the Senior LC Commitment of any Non-Consenting Lender in accordance with Section 6.04(c) (Obligation to Mitigate).
(e)All Senior LC Commitments, if any, shall be terminated upon the occurrence of an Event of Default if required pursuant to Section 9.02 (Acceleration upon Bankruptcy) or Section 9.03 (Acceleration upon Other Event of Default) in accordance with the terms thereof.
ARTICLE III
LETTERS OF CREDIT
SECTION 3.01.    Senior Issuing Bank. If The Bank of Nova Scotia (or its successor) shall either (x) cease to satisfy the minimum credit ratings for a Senior Issuing Bank hereunder (as set forth in the definition of "Senior Issuing Bank" in Section 1.01 (Defined Terms)) or (y) be unable to issue or renew, or extend the expiry date of, any Letter of Credit pursuant to Section 3.02(d) (Letters of Credit), then The Bank of Nova Scotia (or its successor) shall use all reasonable commercial efforts, and fully cooperate with the Borrower to, identify and arrange for a Senior LC Lender who meets such minimum credit ratings or that is able to issue, renew and extend the expiry date of each Letter of Credit, as applicable, to act as Senior Issuing Bank hereunder.
SECTION 3.02.    Letters of Credit.
(a)Subject to the terms and conditions set forth herein and, as applicable, the terms and conditions set forth in the Common Terms Agreement, the Borrower may (but is not required to), on or after the Closing Date, deliver to the Senior Issuing Bank a Request for Issuance of a Letter of Credit. Upon receipt of such Request for Issuance and subject to the satisfaction of the conditions precedent in Section 7.02 (Conditions Precedent to Certain Extensions of Credit), the Senior Issuing Bank shall issue a Letter of Credit in the amount requested, except that no Letter of Credit will be issued if, after such issuance, the Principal Amount Outstanding would exceed the Aggregate Senior LC Commitment.
(b)Each Letter of Credit shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) on not less than three (3) Business Days’ prior written notice thereof (or on the Closing Date with respect to any Letter of Credit for which the Borrower issues a Request for Issuance on the Closing Date) to the Senior LC Facility Administrative Agent (which shall promptly distribute copies thereof to the Senior LC Lenders) and the Senior Issuing Bank to issue such Letter of Credit, substantially in the form of Exhibit A (a "Request for Issuance"). Each Request for Issuance shall include (i) the date (which shall be a Business Day, but in no event later than the date that occurs five (5) Business Days prior to the Termination Date) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof (which shall be no later than the date that occurs one year from the date of issuance of such Letter of Credit (or, in the case of any extension of a Letter of Credit, one year from the date of effectiveness of such extension) and in any event no later than the Termination Date), (ii) the proposed stated amount of such Letter of Credit, (iii) the intended beneficiary of such Letter of Credit, and (iv) a description of the intended use of such Letter of Credit. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower not less than one (1) Business Day prior to the proposed date of issuance (or effectiveness) specified therein. Not later than 12:00 noon New York City time on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein, the Senior Issuing Bank shall issue (or extend, amend or modify) such Letter of Credit to the Borrower or directly to the intended beneficiary and provide notice and a copy thereof to the Common Security Trustee and the Senior LC Facility Administrative Agent, which shall promptly furnish copies thereof to the Senior LC Lenders, and to the extent that such Letter of Credit was issued directly to the intended beneficiary, the Senior Issuing Bank shall provide notice and a copy thereof to the Borrower.
(c)Letters of Credit shall expire no later than one year from the date of issuance of such Letter of Credit. Each Letter of Credit may provide that it will be automatically renewed or extended for a stated period of time at the end of its then-scheduled expiration date (but in any event shall not be extended for longer than one year from the date of effectiveness of such extension or beyond the Termination Date) unless the Senior Issuing Bank notifies the beneficiary thereof prior to such expiration date that such Issuing Bank elects not to renew or extend such Letter of Credit. In no event shall the Senior LC Lenders have any obligation to pay any amount to (or for the account of) the Senior Issuing Bank or any other Person, in respect of a drawing under a Letter of Credit that occurs after the Maturity Date.
(d)Notwithstanding anything in this Agreement to the contrary, the Senior Issuing Bank shall not have any obligation to issue or renew, or extend the expiry date of, any Letter of Credit if any judgment, order, or decree of any Government Authority or arbitrator shall by its terms purport to enjoin or restrain the Senior Issuing Bank from issuing or renewing or extending the expiry date of such Letter of Credit, or any Applicable Law or any directive (whether or not having the force of law) from any Government Authority with jurisdiction over the Senior Issuing Bank shall prohibit, or direct that the Senior Issuing Bank refrain from, the issuance of new letters of credit or the renewal or extension of the expiry date of issued letters of credit generally or the issuance, renewal or extension of the expiry date of a Letter of Credit specifically or shall impose upon the Senior Issuing Bank with respect to such Letter of Credit any restriction, reserve, or capital requirement, or shall impose upon the Senior Issuing Bank any loss, cost, or expense. The Senior Issuing Bank shall provide the Borrower with prompt notice of the occurrence of any event described in this Section 3.02(d) not later than five (5) Business Days after obtaining knowledge of the occurrence of any such event.
(e)Each Senior LC Lender severally agrees with the Senior Issuing Bank to participate in the Extension of Credit resulting from the issuance (or extension, modification or amendment) of such Letter of Credit and each drawing of the LC Available Amounts thereunder, in the manner and the amount provided in Section 3.03 (Reimbursement to Senior Issuing Bank), and the issuance of such Letter of Credit shall be deemed to be a confirmation by the Senior Issuing Bank and each Senior LC Lender of such participation in such amount.
(f)In addition to the date of issuance, stated expiry date, stated amount, beneficiary and intended use specified in the applicable Request for Issuance, each Letter of Credit shall provide (unless the Borrower specifies otherwise in such Request for Issuance) for:
(i)payment in immediately available funds in Dollars on a Business Day;
(ii)multiple drawings and partial drawings;
(iii)applicability of the International Standby Practices 1998, International Chamber of Commerce Publication No. 590 (1998) ("ISP98") and shall, as to matters not governed by ISP98, be governed and construed in accordance with the laws of the State of New York and applicable U.S. federal law; and
(iv)a drawing by the beneficiary of the full available amount thereof if either (A) the Senior Issuing Bank ceases to satisfy the minimum credit ratings for a Senior Issuing Bank hereunder (as set forth in the definition of “Senior Issuing Bank” in Section 1.01 (Defined Terms)) and such Letter of Credit has not been replaced by a Senior Issuing Bank satisfying such minimum credit ratings within twenty (20) days or such shorter number of days as required under the Project Document with respect to which such Letter of Credit is issued; provided that, the right to draw under this clause (A) shall only be included in the applicable Letter of Credit to the extent required under the Project

Document with respect to which such Letter of Credit is issued or (B) the Senior Issuing Bank notifies the Borrower (which shall promptly notify the beneficiary) prior to the then-scheduled expiration date that the Senior Issuing Bank elects not to renew or extend such Letter of Credit.
SECTION 3.03.    Reimbursement to Senior Issuing Bank.
(a)The Senior Issuing Bank shall give the Senior LC Facility Administrative Agent, the Common Security Trustee, the Borrower and each of the Senior LC Lenders prompt notice of any payment made by the Senior Issuing Bank in accordance with the terms of any Letter of Credit issued by the Senior Issuing Bank (an "LC Payment Notice") no later than 10:00 a.m. New York City time on the Business Day immediately succeeding the date of such payment by the Senior Issuing Bank.
(b)Upon delivery to the Borrower of an LC Payment Notice on or before 10:00 a.m. New York City time on the Business Day immediately succeeding the date of such payment by the Senior Issuing Bank, the Borrower shall, on or before 12:00 noon New York City time on such Business Day, reimburse the Senior Issuing Bank for such payment (an "LC Reimbursement Payment") by paying to the Senior LC Facility Administrative Agent, for the account of the Senior Issuing Bank, an amount equal to the payment made by the Senior Issuing Bank plus interest on such amount at a rate per annum equal to the Base Rate plus 2.00%; provided that, if the Senior Issuing Bank delivers an LC Payment Notice to the Borrower after 10:00 a.m. New York City time on the Business Day immediately succeeding the date of payment by the Senior Issuing Bank, the Borrower shall make the LC Reimbursement Payment on or before 12:00 noon New York City time on the next succeeding Business Day. The Senior Issuing Bank’s failure to provide an LC Payment Notice shall not relieve the Borrower of its obligation to reimburse the Senior Issuing Bank for any payment it makes under any Letter of Credit.
(c)If the Borrower fails to make the LC Reimbursement Payment as required under Section 3.03(b), the Senior LC Facility Administrative Agent shall promptly notify each of the Senior LC Lenders of the amount of its share of the payment made under the Letter of Credit, which shall be such Senior LC Lender's Proportionate Share of such amount paid by the Senior Issuing Bank (the "Senior LC Lender Payment Notice"). Each Senior LC Lender hereby severally agrees to pay such amount in immediately available funds to the Senior LC Facility Administrative Agent for the account of the Senior Issuing Bank plus interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from the date of such payment by the Senior Issuing Bank to the date of payment to the Senior Issuing Bank by such Senior LC Lender. Each Senior LC Lender shall make such payment by not later than 4:00 p.m. New York City time on the date it received the Senior LC Lender Payment Notice (if such notice is received at or prior to 1:00 p.m. New York City time) and before 12:00 noon New York City time on the next succeeding Business Day following such receipt (if such notice is received after 1:00 p.m. New York City time). Each Senior LC Lender shall indemnify and hold harmless the Senior Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs, and expenses (including reasonable attorneys’ fees and expenses) resulting from any failure on the part of such Senior LC Lender to provide, or from any delay in providing, the Senior LC Facility Administrative Agent for the account of the

Senior Issuing Bank with its Proportionate Share of the amount paid under the Letter of Credit but no such Senior LC Lender shall be so liable for any such failure on the part of or caused by any other Senior LC Lender or the willful misconduct or gross negligence, as determined by a court of competent jurisdiction by a final and non-appealable order, of the Senior LC Facility Administrative Agent. Each Senior LC Lender’s obligation to make each such payment to the Senior LC Facility Administrative Agent for the account of the Senior Issuing Bank shall be several and not joint and shall not be affected by (A) the occurrence or continuance of any Default or Event of Default, (B) the failure of any other Senior LC Lender to make any payment under this Section 3.03, or (C) the date of the drawing under the applicable Letter of Credit issued by the Senior Issuing Bank; provided that, such drawing occurs prior to the earlier of (i) the Maturity Date or (ii) the termination date of the applicable Letter of Credit. Each Senior LC Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(d)The Senior LC Facility Administrative Agent shall pay to the Senior Issuing Bank in immediately available funds the amounts paid pursuant to Sections 3.03(b) and 3.03(c) before the close of business on the day such payment is received; provided that, any amount received by the Senior LC Facility Administrative Agent that is due and owing to the Senior Issuing Bank and remains unpaid to the Senior Issuing Bank on the date of receipt shall be paid on the next succeeding Business Day with interest payable at the Federal Funds Effective Rate.
(e)For so long as any Senior LC Lender is a Defaulting Lender under clause (a) of the definition thereof, the Senior Issuing Bank shall be deemed, for purposes of Section 4.12 (Sharing of Payments, Etc.) and Article IX (Defaults), to be a Senior LC Lender hereunder in substitution of such Defaulting Lender, owed a loan in an amount equal to the outstanding principal amount due and payable by such Senior LC Lender to the Senior LC Facility Administrative Agent for the account of the Senior Issuing Bank pursuant to subsection (c) above. Notwithstanding anything else to the contrary contained herein, the failure of any Senior LC Lender to make any required payment in response to any LC Payment Notice shall not increase the total aggregate amount payable by the Borrower with respect to the payment described in such LC Payment Notice above the total aggregate amount that would have been payable by the Borrower at the applicable rate for Loans if such Defaulting Lender would have funded its payments to the Senior LC Facility Administrative Agent in a timely manner in response to such LC Payment Notice.
(f)Each payment made by a Senior LC Lender under subsection (c) above shall constitute a Loan deemed made by such Senior LC Lender to the Borrower on the date of such payment by the Senior Issuing Bank under the Letter of Credit issued by the Senior Issuing Bank. All such payments by the Senior LC Lenders in respect of any one such payment by the Senior Issuing Bank shall constitute a single Loan hereunder.
SECTION 3.04.    Obligations Absolute. The payment obligations of each Senior LC Lender under Section 3.03(c) (Reimbursement to Senior Issuing Bank) and of the Borrower under this Agreement in respect of any payment under any Letter of Credit and any Loan shall be unconditional and irrevocable (subject only to the Borrower’s and each Senior LC Lender's right to bring suit against the Senior Issuing Bank pursuant to Section 3.05 (Liability of Senior Issuing Bank and the Senior LC Lenders) following the reimbursement of the Senior Issuing Bank for any such payment), and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:
(i)any lack of validity or enforceability of any Financing Document or any other agreement or instrument relating thereto or to such Letter of Credit;
(ii)any amendment or waiver of, or any consent to departure from, all or any of the Financing Documents;
(iii)the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Senior Issuing Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or by such Letter of Credit, or any unrelated transaction;
(iv)any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(v)payment in good faith by the Senior Issuing Bank under any Letter of Credit issued by the Senior Issuing Bank against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or
(vi)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
SECTION 3.05.    Liability of Senior Issuing Bank and the Senior LC Lenders. The Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit, and none of the Senior LC Facility Administrative Agent, the Senior Issuing Bank that has issued such Letter of Credit, the Senior LC Lenders nor any of their respective Related Parties shall be liable or responsible for (a) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Senior Issuing Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit, provided that, in each case, payment by the Senior Issuing Bank shall not have constituted gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable order. The Borrower and each Senior LC Lender shall have the right to bring suit against the Senior Issuing Bank, and the Senior Issuing Bank shall be liable to the Borrower and any Senior LC Lender, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Senior LC Lender caused by the Senior Issuing Bank’s willful misconduct or gross negligence as determined by a court of competent jurisdiction by a final and non-appealable order, including the Senior Issuing Bank’s willful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) which strictly comply with the terms and conditions of such Letter of Credit.
ARTICLE IV
REPAYMENTS, INTEREST AND FEES
SECTION 4.01.    Repayment of Loans. The Borrower unconditionally and irrevocably promises to pay to the Senior LC Facility Administrative Agent for the ratable account of each Senior LC Lender the aggregate outstanding principal amount of each Loan no later than 5:00 p.m. New York City time on the Business Day immediately succeeding the deemed making of such Loan (or, if such Loan is deemed made on the Termination Date, such Loan shall be repaid by the Borrower by 5:00 p.m. New York City time on such date).
SECTION 4.02.    Interest Payments.
(a)Interest accrued on each Loan shall be payable immediately on each date that such Loan is due.
(b)Interest accrued on other monetary Obligations after the date such amount is due and payable (whether on the Termination Date, upon acceleration or otherwise) shall be payable upon demand.
(c)Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the occurrence of an event set forth in Section 9.7 (Bankruptcy; Insolvency) of the Common Terms Agreement and Section 9.01 (Events of Default under the Common Terms Agreement) of this Agreement only to the extent it relates to Section 9.7 (Bankruptcy; Insolvency) of the Common Terms Agreement.
SECTION 4.03.    Interest Rates.
(a)Each Loan shall accrue interest at a rate per annum equal to the sum of the Base Rate plus 2.00%.
(b)All Loans shall bear interest from and including the date such Loan is made to (but excluding) the date such Loan or portion thereof is paid.
SECTION 4.04.    Post-Maturity Interest Rates; Default Interest Rates. If all or a portion of the principal amount of any Loan is not paid when due (whether on the Termination Date, 5:00 p.m. New York City time on the Business Day immediately succeeding the first Business Day following the deemed making of such Loan, or otherwise) or any Obligation (other than principal on the Loans) is not paid or deposited when due (whether on the Termination Date, by acceleration or otherwise), all Obligations not paid when due shall bear interest at a rate per annum equal to the rate then applicable to Loans plus 2.00% (the "Default Rate"), from the date of such non-payment until the amount then due is paid in full (after as well as before judgment).

SECTION 4.05.    Interest Rate Determination. The Senior LC Facility Administrative Agent shall determine the interest rate applicable to the Loans and shall give prompt notice of such determination to the Borrower and the Senior LC Lenders.
SECTION 4.06.    Computations of Interest and Fees.
(a)All computations of interest for Loans when the Base Rate is determined by the Senior LC Facility Administrative Agent's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for Loans when the Base Rate is determined by the Federal Funds Effective Rate, shall be made on the basis of a 360-day year and actual days elapsed.
(b)Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that, any Loan that is repaid on the same day on which it is made shall bear interest for one (1) day.
(c)Each determination by the Senior LC Facility Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
SECTION 4.07.    Time and Place of Payments.
(a)Except as otherwise provided in Section 3.03(b) (Reimbursement to Senior Issuing Bank), the Borrower shall make each payment (including any payment of principal of or interest on any Loan or any Fees or other Obligations) hereunder without setoff, deduction or counterclaim not later than 5:00 p.m. New York City time, on the date when due in Dollars and, in immediately available funds, to the Senior LC Facility Administrative Agent at the following account: The Bank of Nova Scotia, New York Agency, ABA No. 026 002 532, Account No. 0617431, Attn: GWS Loan Operations, Rachelle Duncan, Ref: Sabine Pass Liquefaction, or at such other office or account as may from time to time be specified by the Senior LC Facility Administrative Agent to the Borrower, except payments to be made directly to the Senior Issuing Bank as expressly provided herein. Funds received after 5:00 p.m. New York City time, shall be deemed to have been received by the Senior LC Facility Administrative Agent on the next succeeding Business Day.
(b)The Senior LC Facility Administrative Agent shall promptly remit in immediately available funds to each Senior LC Secured Party its share, if any, of any payments received by the Senior LC Facility Administrative Agent for the account of such Senior LC Secured Party.
(c)Whenever any payment (including any payment of principal of or interest on any Loan or any Fees or other Obligations) hereunder shall become due, or otherwise would occur on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day, and such increase of time shall in such case be included in the computation of interest or Fees, if applicable.
(d)Nothing herein shall be deemed to obligate any Senior LC Lender to obtain funds for any Loan in any particular place or manner or to constitute a representation by any Senior LC Lender that it has obtained or will obtain funds for any Loan in any particular place or manner.

SECTION 4.08.    Fees.
(a)From and including the date hereof until the Termination Date, the Borrower agrees to pay to the Senior LC Facility Administrative Agent for the account of each Senior LC Lender a commitment fee (the "Commitment Fee") on the average daily amount of such Senior LC Lender’s Senior LC Commitment (calculated as its Proportionate Share of the excess of the Aggregate Senior LC Commitment over the Principal Amount Outstanding as of the applicable date of determination), at a rate per annum equal to .75%, from the date hereof until the Termination Date, payable quarterly in arrears on the last Business Day of each Fiscal Quarter, commencing on the first such date to occur following the date hereof, and on the Termination Date.
(b)The Borrower agrees to pay to the Senior LC Facility Administrative Agent for the account of each Senior LC Lender a letter of credit fee (the "LC Fee") on the average daily aggregate amount of such Senior LC Lender’s Proportionate Share of the LC Available Amount, if any, at a rate per annum equal to 2.5%, payable quarterly in arrears on the last Business Day of each Fiscal Quarter, commencing on the first such date to occur following the date of issuance of any Letter of Credit hereunder, and on the Maturity Date; provided, however, that upon the occurrence and during the continuance of an Event of Default, with respect to any outstanding Letters of Credit which are not cash collateralized pursuant to Section 9.06(d) (Application of Proceeds), such LC Fee shall be increased by 2.0% per annum.
(c)The Borrower agrees to pay to the Senior LC Facility Administrative Agent, for its own account, and to each Senior LC Lender the fees payable in the amounts and at the times separately agreed upon in the Fee Letters.
(d)The Borrower shall not be liable to pay The Bank of Nova Scotia any fronting fees, nor shall it be liable to pay any other fees, costs, expenses, or charges with respect to opening, drawings under, renewals of, amendments to, transfers of or otherwise with respect to any Letter of Credit issued by The Bank of Nova Scotia, other than as may be specifically stated in the Fee Letter to which The Bank of Nova Scotia is a party.
(e)The Borrower and any successor to The Bank of Nova Scotia as the Senior Issuing Bank appointed pursuant to Section 3.01 (Senior Issuing Bank) shall specifically agree with each other what, if any, fees or charges may be payable to such Senior Issuing Bank.
(f)Fees paid shall not be refundable under any circumstances.
SECTION 4.09.    Pro Rata Treatment.
(a)Each Loan deemed made pursuant to Section 3.03(f) (Reimbursement to Senior Issuing Bank) and each reduction of commitments pursuant to Section 2.02 (Reduction of Senior LC Commitments) or otherwise, shall be allocated by the Senior LC Facility Administrative Agent pro rata among the Senior LC Lenders in accordance with their respective Proportionate Shares.
(b)Except as otherwise required under Article V (Loan and Tax Provisions), each payment of principal of the Loans shall be allocated by the Senior LC Facility Administrative

Agent pro rata among the Senior LC Lenders in accordance with the respective principal amounts of their outstanding Loans, and each payment of interest on the Loans shall be allocated by the Senior LC Facility Administrative Agent pro rata among the Senior LC Lenders in accordance with the respective interest amounts outstanding on their Loans. Each payment of the Commitment Fee shall be allocated by the Senior LC Facility Administrative Agent pro rata among the Senior LC Lenders in accordance with their respective Senior LC Commitment.
SECTION 4.10.    Sharing of Payments.
(a)If any Senior LC Lender obtains any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Article V (Loan and Tax Provisions)) in excess of its pro rata share of payments then or therewith obtained by all the Senior LC Lenders holding such Loans, such Senior LC Lender shall purchase from the other Senior LC Lenders (for cash at face value) such participations in Loans made by them as shall be necessary to cause such purchasing Senior LC Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Senior LC Lender, the purchase shall be rescinded and each Senior LC Lender that has sold a participation to the purchasing Senior LC Lender shall repay to the purchasing Senior LC Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Senior LC Lender’s ratable share (according to the proportion of (x) the amount of such selling Senior LC Lender’s required repayment to the purchasing Senior LC Lender to (y) the total amount so recovered from the purchasing Senior LC Lender) of any interest or other amount paid or payable by the purchasing Senior LC Lender in respect of the total amount so recovered. The Borrower agrees that any Senior LC Lender so purchasing a participation from another Senior LC Lender pursuant to this Section 4.10(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 11.14 (Right of Setoff)) with respect to such participation as fully as if such Senior LC Lender were the direct creditor of the Borrower in the amount of such participation. The provisions of this Section shall not be construed to apply to any payment by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by any Senior LC Lender as consideration for the assignment or sale of a participation in any of its Loans.
(b)If under any applicable bankruptcy, insolvency or other similar law, any Senior LC Lender receives a secured claim in lieu of a setoff to which this Section 4.10 applies, such Senior LC Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Senior LC Lenders entitled under this Section 4.10 to share in the benefits of any recovery on such secured claim.

ARTICLE V
LOAN AND TAX PROVISIONS
SECTION 5.01.    Increased Costs.
(a)If (1) any Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Senior LC Lender or the Senior Issuing Bank; (B) subject the Senior LC Facility Administrative Agent, the Senior Issuing Bank or any Senior LC Lender, or its group, to any Taxes (other than (i) Indemnified Taxes, and (ii) Taxes described in clauses (a) through (d) of the definition of Excluded Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (C) impose on any Senior LC Lender any other condition, cost or expense affecting this Agreement or Loans made by such Senior LC Lender; and (2) the result of any of the foregoing shall be to increase the cost to such Person of making or maintaining any Loan to the Borrower or participating in the issuance, maintenance or funding of any Letter of Credit (or of maintaining its obligation to make any such Loan or participate in the issuance, maintenance or funding of any such Letter of Credit) or to reduce the amount of any sum received or receivable by such Person hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered (except to the extent the Borrower is excused from payment pursuant to Section 5.02 (Obligation to Mitigate)).
(b)If any Senior LC Lender or the Senior Issuing Bank reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Senior LC Lender's or the Senior Issuing Bank’s capital or (without duplication) on the capital of such Senior LC Lender's or Senior Issuing Bank’s holding company, if any, as a consequence of this Agreement or any of the Loans made by such Senior LC Lender or Senior Issuing Bank, to a level below that which such Senior LC Lender or Senior Issuing Bank, or such Senior LC Lender's or Senior Issuing Bank’s holding company, could have achieved but for such Change in Law (taking into consideration such Senior LC Lender's or Senior Issuing Bank’s policies and the policies of such Senior LC Lender's or Senior Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time upon notice by such Senior LC Lender or Senior Issuing Bank, the Borrower shall pay within thirty (30) days following the receipt of such notice to such Senior LC Lender or the Senior Issuing Bank such additional amount or amounts as will compensate such Senior LC Lender or Senior Issuing Bank or (without duplication) such Senior LC Lender's or Senior Issuing Bank’s holding company in full for any such reduction suffered (except to the extent the Borrower is excused from payment pursuant to Section 5.02 (Obligation to Mitigate)). In determining such amount, such Senior LC Lender or the Senior Issuing Bank may use any method of averaging and attribution that it (in its sole discretion) shall deem appropriate.
(c)To claim any amount under this Section 5.01, the Senior LC Facility Administrative Agent, the Senior Issuing Bank or a Senior LC Lender, as applicable, shall promptly deliver to the Borrower (with a copy to the Senior LC Facility Administrative Agent) a certificate setting forth in reasonable detail the amount or amounts necessary to compensate the

Senior LC Facility Administrative Agent, Senior Issuing Bank or Senior LC Lender or its holding company, as the case may be, under Section 5.01(a) or (b), which certification will be conclusive absent manifest error. The Borrower shall pay the Senior LC Facility Administrative Agent, Senior Issuing Bank or Senior LC Lender, as applicable, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
(d)Promptly after the Senior LC Facility Administrative Agent, the Senior Issuing Bank or Senior LC Lender, as applicable, has determined that it will make a request for increased compensation pursuant to this Section 5.01, such Person shall notify the Borrower thereof (with a copy to the Senior LC Facility Administrative Agent). Failure or delay on the part of the Senior LC Facility Administrative Agent, Senior Issuing Bank or Senior LC Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Person's right to demand such compensation; provided that, the Borrower shall not be required to compensate a Person pursuant to this Section 5.01 for any increased costs or reductions attributable to the failure of such Person to notify Borrower within two hundred twenty-five (225) days after the Change in Law giving rise to those increased costs or reductions of such Person's intention to claim compensation for those circumstances; provided, further, that if the Change in Law giving rise to those increased costs or reductions is retroactive, then the two hundred twenty-five (225) day-period referred to above shall be extended to include that period of retroactive effect.
SECTION 5.02.    Obligation to Mitigate.
(a)If the Senior Issuing Bank or any Senior LC Lender requests compensation under Section 5.01 (Increased Costs), or if the Borrower is required to pay any additional amount to any Senior LC Lender, the Senior Issuing Bank or any Government Authority for the account of any Senior LC Lender or the Senior Issuing Bank pursuant to Section 5.03 (Taxes), then such Senior LC Lender or Senior Issuing Bank, as the case may be, if requested by the Borrower in writing, shall use commercially reasonable efforts to designate a different lending office for funding or booking its Loans or issuing or maintaining its Letters of Credit hereunder or to assign its rights and obligations under the Financing Documents to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Senior LC Lender or the Senior Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 (Increased Costs) or Section 5.03 (Taxes), as applicable, in the future and (ii) would not subject such Senior LC Lender or the Senior Issuing Bank, as the case may be, to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Senior LC Lender or the Senior Issuing Bank in any material respect, contrary to such Senior LC Lender's or the Senior Issuing Bank's normal banking practices or violate any applicable Government Rule. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Senior LC Lender or the Senior Issuing Bank, as the case may be, in connection with any such designation or assignment.
(b)If any Senior LC Lender requests compensation under Section 5.01 (Increased Costs), or if the Borrower is required to pay any additional amount to any Senior LC Lender or any Government Authority for the account of any Senior LC Lender pursuant to Section 5.03 (Taxes) and, in each case, such Senior LC Lender has declined or is unable to designate a different lending office or to make an assignment in accordance with Section 5.02(a), or if any Senior LC Lender is a Defaulting Lender, then, so long as no Default or Event of Default has occurred and is continuing, the Borrower may, at its sole expense and effort, upon notice in writing to such Senior LC Lender and the Senior LC Facility Administrative Agent, request such Senior LC Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04 (Assignments)), all (but not less than all) its interests, rights and obligations under this Agreement (including all of its Senior LC Commitment, if any, its participations in Letters or Credit and the Loans at the time owing to it) to an Eligible Assignee that shall assume such obligations (which assignee may be a Senior LC Lender, if such Senior LC Lender accepts such assignment); provided that, (i) the Borrower shall have received the prior written consent of the Senior LC Facility Administrative Agent, (ii) such Senior LC Lender shall have received payment of an amount equal to all Obligations of the Borrower owing to such Senior LC Lender from such assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other Obligations) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 (Increased Costs), or payments required to be made pursuant to Section 5.03 (Taxes), such assignment will result in the elimination or reduction of such compensation or payments. A Senior LC Lender shall not be required to make any such assignment and delegation if, as a result of a waiver by such Senior LC Lender of its rights under Section 5.01 (Increased Costs) or Section 5.03 (Taxes), as applicable, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. If, notwithstanding the satisfaction of each of the conditions set forth in Section 5.01 (Increased Costs) or Section 5.03 (Taxes), a Senior LC Lender refuses to be replaced pursuant to this Section 5.02, the Borrower shall not be obligated to pay such Senior LC Lender any of the compensation referred to in this Section 5.02 or any additional amounts incurred or accrued under Section 5.01 (Increased Costs) or Section 5.03 (Taxes) from and after the date that such replacement would have occurred but for such Senior LC Lender's refusal. Nothing in this Section shall be deemed to prejudice any rights that the Borrower, the Senior LC Facility Administrative Agent, the Senior Issuing Bank or any Senior LC Lender may have against any Senior LC Lender that is a Defaulting Lender.
(c)If (i) any Senior LC Lender (such Senior LC Lender, a "Non-Consenting Lender") has failed to consent to a proposed amendment, waiver, consent or termination which pursuant to the terms of Section 11.01 (Amendments, Etc.) requires the consent of all of the Senior LC Lenders and with respect to which the Supermajority Senior LC Lenders shall have granted their consent and (ii) no Event of Default then exists, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace all such Non-Consenting Lenders by requiring such Non-Consenting Lenders to assign all their Loans, participations in Letters of Credit and Senior LC Commitments to one or more Eligible Assignees that are Eligible Transferees; provided that, (A) all Non-Consenting Lenders must be replaced with one or more Senior LC Lenders that grant the applicable consent, (B) all Obligations of the Borrower owing to such Non-Consenting Lenders being replaced shall be paid in full to such Non-Consenting Lenders concurrently with such assignment and (C) the replacement Senior LC Lenders shall purchase the foregoing by paying to such Non-Consenting Lenders a price equal to the amount of such Obligations. In connection with any such assignment, the Borrower, the Senior LC Facility Administrative Agent, such Non-Consenting Lenders and the replacement Senior LC Lenders shall otherwise comply with Section 11.04 (Assignments).

SECTION 5.03.    Taxes. For purposes of this Section 5.03, the term "applicable Governmental Rule" includes FATCA.
(a)Payments Free of Taxes. Any and all payments on account of any Obligations shall be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable Government Rule; provided that, if the Withholding Agent is required to deduct or withhold any Taxes from those payments, then (i) the applicable Withholding Agent shall make such deductions or withholdings, (ii) the applicable Withholding Agent shall pay the full amount deducted or withheld to the relevant Government Authority in accordance with applicable Government Rule and (iii) if such Tax is an Indemnified Tax, the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.03) each Person entitled thereto receives an amount equal to the sum it would have received had no such deductions or withholdings been made.
(b)Payment of Other Taxes by the Borrower. In addition, but without duplication of the provisions of Section 5.03(a), the Borrower shall pay any Other Taxes to the relevant Government Authority in accordance with any applicable Government Rule.
(c)Indemnification by the Borrower. The Borrower shall indemnify each Senior LC Lender, the Senior Issuing Bank and the Senior LC Facility Administrative Agent, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by such Person on or with respect to any payment on account of any Obligation or required to be deducted or withheld from such payment and any Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03), and any penalties, interest and reasonable expenses arising from, or with respect to, those Indemnified Taxes or Other Taxes, whether or not those Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Authority. To claim any amount under this Section 5.03(c), the Senior LC Facility Administrative Agent, Senior Issuing Bank or Senior LC Lenders (as applicable) must deliver to the Borrower (with a copy to the Senior LC Facility Administrative Agent) a certificate in reasonable detail as to the amount of such payment or liability, which certificate shall be conclusive absent manifest error.
(d)Evidence of Payments. As soon as practicable but in no event later than thirty (30) days after any payment of Taxes by the Borrower to a Government Authority pursuant to this Section 5.03, the Borrower shall deliver to the Senior LC Facility Administrative Agent the original or a certified copy of a receipt issued by such Government Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Senior LC Facility Administrative Agent.
(e)Status of Senior LC Lenders.
(i)Each Senior LC Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made hereunder shall deliver to the Borrower and the Senior LC Facility Administrative Agent, at the time or times reasonably requested by the Borrower or the Senior LC Facility Administrative Agent, such properly completed and executed documentation reasonably requested by the

Borrower or the Senior LC Facility Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Senior LC Lender, if reasonably requested by the Borrower or the Senior LC Facility Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Senior LC Facility Administrative Agent as will enable the Borrower or the Senior LC Facility Administrative Agent to determine whether or not such Senior LC Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(ii)(A), (ii)(B) and (ii)(C) and Section 5.03(f) below) shall not be required if in the Senior LC Lender's reasonable judgment such completion, execution or submission would subject such Senior LC Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Senior LC Lender.
(ii)Without limiting the generality of the foregoing:

(A)
each Senior LC Lender that is a United States Person shall deliver to the Senior LC Facility Administrative Agent for transmission to the Borrower, on or prior to the date on which such Senior LC Lender becomes a Senior LC Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Senior LC Facility Administrative Agent), executed originals of IRS Form W-9 certifying that such Senior LC Lender is exempt from U.S. federal backup withholding tax;

(B)
each Senior LC Lender that is not a United States Person (a "Non-U.S. Lender") shall, to the extent it is legally entitled to do so, deliver to the Senior LC Facility Administrative Agent for transmission to the Borrower (but in the case of a Participant, only to the extent transmission to the Borrower is required under Section 11.04(d) (Assignments)), on or prior to the Closing Date (in the case of each Senior LC Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the assignment and acceptance pursuant to which it becomes a Senior LC Lender (in the case of each other Senior LC Lender) and from time to time thereafter upon the reasonable request of the Borrower or the Senior LC Facility Administrative Agent, whichever of the following is applicable: (i) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty; (ii) executed originals of IRS Form W-8ECI; (iii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Non-U.S. Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN; or (iv) to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, provided that, if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)
Each Senior LC Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 5.03(e) hereby agrees, from time to time after the initial delivery by such Senior LC Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Senior LC Lender shall, upon reasonable request by the Borrower or the Senior LC Facility Administrative Agent, (i) promptly deliver to the Senior LC Facility Administrative Agent for transmission to the Borrower (but in the case of a Participant, only to the extent transmission to the Borrower is required under Section 11.04(d) (Assignments)) two new original copies of the applicable forms, certificates or other evidence, properly completed and duly executed by such Senior LC Lender, and such other documentation required under the Code and reasonably requested in writing by the Borrower or the Senior LC Facility Administrative Agent to confirm or establish that such Senior LC Lender is not subject to (or is subject to reduced) deduction or withholding of United States federal income tax with respect to payments to such Senior LC Lender under this Agreement, or (ii) notify the Senior LC Facility Administrative Agent and the Borrower (but in the case of a Participant, only to the extent direct communication with the Borrower is required under Section 11.04(d) (Assignments)) of its inability to deliver any such forms, certificates or other evidence. This Section 5.03(e) applies without duplication of the provisions of Section 5.03(f).
(f)FATCA. If a payment made to a Senior LC Lender under any Financing Document would be subject to U.S. federal withholding tax imposed by FATCA if such Senior LC Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Senior LC Lender shall deliver to the Senior LC Facility Administrative Agent at the time or times prescribed by Government Rule and at such time or times reasonably requested by the Borrower or the Senior LC Facility Administrative Agent such documentation prescribed by applicable Government Rule (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Senior LC Facility Administrative Agent as may be necessary for the Borrower and the Senior LC Facility Administrative Agent to comply with their obligations under FATCA and to determine that such Senior LC Lender has complied with such Senior LC Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.03(f), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
(g)Refunds. If the Senior LC Facility Administrative Agent, Senior Issuing Bank or any Senior LC Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.03, it shall pay to the Borrower an amount equal to such refund, net of all out-of-pocket expenses (including Taxes) incurred by the Senior LC Facility Administrative Agent, Senior Issuing Bank or such Senior LC Lender, as the case may be, and without interest (other than interest paid by the relevant Government Authority with respect to such refund), provided that, (i) the Borrower, upon the request of the Senior LC Facility Administrative Agent, Senior Issuing Bank or such Senior LC Lender (as the case may be), shall repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Government Authority) to the Senior LC Facility Administrative Agent, Senior Issuing Bank or such Senior LC Lender in the event the Senior LC Facility Administrative Agent, the Senior Issuing Bank or such Senior LC Lender is required to repay such refund to such Government Authority, and (ii) in no event will such Senior LC Facility Administrative Agent, the Senior Issuing Bank or Senior LC Lender be required to pay any amount to the Borrower pursuant to this Section 5.03(g), the payment of which would place such Senior LC Facility Administrative Agent, the Senior Issuing Bank or Senior LC Lender in a less favorable net after-Tax position than such Senior LC Facility Administrative Agent, Senior Issuing Bank or Senior LC Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Senior LC Facility Administrative Agent, Senior Issuing Bank or any Senior LC Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES
SECTION 6.01.    Incorporation of Representations and Warranties in the Common Terms Agreement. Each of the representations and warranties set forth in Section 4 (Representations and Warranties) of the Common Terms Agreement are incorporated herein, and are made by the Borrower as set forth therein.
ARTICLE VII
CONDITIONS PRECEDENT
SECTION 7.01.    Conditions to Closing Date. The occurrence of the Closing Date and the effectiveness of each Senior LC Lender's Senior LC Commitment are subject to the satisfaction of each of the following conditions precedent, in each case to the satisfaction of the Senior Issuing Bank and each of the Senior LC Lenders, unless, in each case, waived by the Senior Issuing Bank and each of the Senior LC Lenders:
(a)Delivery of Financing Documents. The Senior LC Facility Administrative Agent shall have received true, correct and complete copies of the following documents, each of which shall have been duly authorized, executed and delivered by the parties thereto:
(i)this Agreement; and
(ii)the Fee Letters.
(b)Accession Agreement. The Senior LC Facility Administrative Agent shall have entered into an Accession Agreement in accordance with Section 2.4(c) (Senior LC Debt) of the Common Terms Agreement.
(c)Officer's Certificates. The Senior LC Facility Administrative Agent shall have received a duly executed certificate of an Authorized Officer of the Borrower, the Pledgor, the Operator and the Manager certifying that all representations, warranties, certifications, resolutions, conditions precedent, notifications, documents, agreements, consents, financial statements, budgets, certificates and reports delivered to the Facility Agents under the Financing Documents shall hereby also be deemed to be made to Senior LC Facility Administrative Agent for the benefit of each of the Senior LC Lenders and the Senior Issuing Bank.
(d)Representations and Warranties. Each of the representations and warranties of the Borrower in the Common Terms Agreement and the other Financing Documents is true and correct in all material respects, except for (A) those representations and warranties that are qualified by materiality, which shall be true and correct in all respects, on and as of the Closing Date as if made on and as of the Closing Date (or, if stated to have been made solely as of an earlier date, as of such earlier date) and (B) the representations and warranties that, pursuant to Section 4.1(b) (General) of the Common Terms Agreement, are not deemed repeated.

(e)Absence of Default. No Default or Event of Default has occurred and is continuing on such date or will result from the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.
(f)Collateral. The Collateral is subject to the perfected first priority Lien (subject only to Permitted Liens) established pursuant to the Security Documents.
(g)Opinions from Counsel. The Senior LC Facility Administrative Agent shall have received a legal opinion of Andrew Kurth LLP, New York counsel and special Delaware counsel to the Borrower, in form and substance reasonably satisfactory to the Senior LC Facility Administrative Agent, the Senior Issuing Bank and each of the Senior LC Lenders (with sufficient copies thereof for each addressee).
(h)Resolutions. The Senior LC Facility Administrative Agent shall have received a true, correct and complete copy of resolutions, duly adopted by the Borrower authorizing the execution, delivery and performance of this Agreement and a certification from an Authorized Officer of the Borrower that such resolutions have not been modified, rescinded or amended and are in full force and effect.
(i)Lien Search. The Senior LC Facility Administrative Agent shall have received satisfactory copies or evidence of completed requests for information or copies of the Uniform Commercial Code search reports and tax lien, judgment and litigation search reports, dated no more than fifteen (15) Business Days before the Closing Date, for the States of Delaware, Louisiana, Texas and any other jurisdiction reasonably requested by the Senior LC Facility Administrative Agent that name the Loan Parties as debtors, together with copies of each UCC financing statement, fixture filing or other filings listed therein, which shall evidence no Liens on the Collateral, other than Permitted Liens.
(j)Fees; Expenses. The Senior LC Facility Administrative Agent shall have received for its own account, or for the account of the relevant Senior LC Lender entitled thereto and the Senior Issuing Bank, all fees due and payable pursuant to Section 4.08 (Fees), and all costs and expenses (including costs, fees and expenses of legal counsel and Consultants) payable thereunder for which invoices have been presented.
(k)Authority to Conduct Business. The Senior LC Facility Administrative Agent shall have received satisfactory evidence, including certificates of good standing, dated no more than five (5) Business Days prior to the Closing Date, from the Secretaries of State of each relevant jurisdiction, including Louisiana and Texas, that the Borrower is duly authorized to carry on its business and is duly organized, validly existing and in good standing in its jurisdiction of organization.
(l)Adequacy of Funds. The Senior LC Facility Administrative Agent shall have received evidence that the Facility Commitments, the proceeds from the issuance of the 2013 Senior Bonds, and the revenues that qualify as "Funded Equity" under clause (c) of such definition as contemplated by the Construction Budget and Schedule and any other funds reasonably expected to be available to the Borrower on terms and conditions that are reasonably acceptable to the Common Security Trustee, will be sufficient to achieve the Project Completion Date by the Date Certain.
(m)FERC Approval. No event has occurred that would reasonably be expected to impair the ability of Cheniere Creole Trail Pipeline, L.P. to obtain any necessary approvals of FERC with respect to the construction of the Pipeline Improvements.
(n)Creole Trail Funding. The Senior LC Facility Administrative Agent shall have received evidence that Cheniere Creole Trail Pipeline, L.P. has received equity or debt commitments sufficient to fund all modifications necessary to provide sufficient gas supply to the Borrower as confirmed by the Independent Engineer.
(o)Notice to Proceed. The Borrower shall have issued the Notice to Proceed as defined in and in accordance with the Stage 2 EPC Contract.
(p)Facility Enhancements Notice to Proceed. The Borrower shall have issued notice to proceed with respect to the Facility Enhancements (as defined in the Water Agreement) and shall have delivered a copy thereof to the Senior LC Facility Administrative Agent.
(q)EPC Contract Price. The Senior LC Facility Administrative Agent shall have received evidence that the Contract Price as defined under each of the EPC Contracts does not exceed the applicable amounts in the Construction Budget and Schedule (as certified by the Independent Engineer).
(r)Water Pipeline Approval. The Senior LC Facility Administrative Agent shall have received a copy of the FERC Section 3 Order in Docket No. CP13-2-000 approving the Modification Project (as described in the application filed by the Borrower in such Docket).
(s)Louisiana Public Service Commission Order. The Louisiana Public Service Commission shall have issued a supplement to LPSC Order No. S-31970 or a new order either (i) holding that it does not have jurisdiction over the conversion of natural gas to electricity (including the use of the existing generation and the two new generators) for use by the Borrower under the Sabine Pass TUA or (ii) (x) confirming that the addition of two new generators by SPLNG at the Sabine Pass Terminal to be used for the conversion of natural gas to electricity for use by the Borrower under the Sabine Pass TUA does not change its decision in LPSC Order No. S-31970, and (y) holding that the determinations made in LPSC Order No. S-31970, including the decision to not exercise jurisdiction over (A) SPLNG, (B) the Sabine Pass Terminal, (C) the Borrower, (D) the Project, (E) Cheniere Energy Investments, LLC and any of its Affiliates with a direct or indirect interest in SPLNG and/or the Borrower, or (F) any financial institutions or lenders providing debt or equity capital in connection with the financing of SPLNG and/or the Borrower or their respective Affiliates (including any administrative agent, collateral agent or successors, assignees or designees of any of the foregoing financial institutions), will continue to apply following SPLNG’s addition of the two new generators and use of the generators to convert natural gas to electricity for use by the Borrower under the Sabine Pass TUA.
(t)Gas Sourcing Plan. (i) The Gas Sourcing Plan has not been materially amended, and (ii) all then relevant milestones described therein that were scheduled to be achieved prior to the Closing Date have been achieved.
(u)Government Approvals. The Senior LC Facility Administrative Agent shall have received evidence that all material Government Approvals for the Development set forth on Schedule 4.6(b) to the Common Terms Agreement, other than such Governmental Approvals for which evidence has already been delivered to the Facility Agents pursuant to the Common Terms Agreement, that are required as of the current stage of Development have been duly obtained, were validly issued, are in full force and effect, and are not the subject of any pending appeal to the issuing agency and all applicable fixed time periods for appeal to the issuing agency have expired (except as noted on Schedule 4.6(b) to the Common Terms Agreement or Government Approvals which do not have limits on appeal periods under Government Rule), are held in the name of the Borrower or such third party indicated on Schedule 4.6(b) to the Common Terms Agreement as allowed pursuant to Government Rule, and are free from conditions or requirements (i) the compliance with which could reasonably be expected to have a Material Adverse Effect or (ii) which the Borrower does not expect to be able to satisfy on or prior to the commencement of the relevant stage of Development except to the extent that a failure to so satisfy such condition or requirement could not reasonably be expected to have a Material Adverse Effect.
(v)Conditions Precedent under the Common Terms Agreement. The conditions in Section 2.4 (Working Capital Debt) of the Common Terms Agreement shall have been satisfied.
SECTION 7.02    Conditions Precedent to Certain Extensions of Credit. The obligation of the Senior Issuing Bank to issue Letters of Credit (or extend the maturity thereof (other than any automatic extension thereunder) or modify or amend the terms thereof) is subject to the satisfaction of each of the following conditions, in each case to the satisfaction of the Senior Issuing Bank and the Required Senior LC Lenders, unless, in each case, waived by the Senior Issuing Bank and the Required Senior LC Lenders:
(a)Request for Issuance. The Senior LC Facility Administrative Agent, the Common Security Trustee and the Senior Issuing Bank shall have received (i) a duly executed Request for Issuance, as required by and in accordance with, and meeting the requirements of, Section 3.02(b) (Letters of Credit) and (ii) prior to the Project Completion Date, a certification of an Authorized Officer of the Borrower that the Borrower has no reason to believe that the Project Completion Date will not occur on or prior to the Date Certain.
(b)Independent Engineer Report. The Senior LC Facility Administrative Agent shall have received a certificate of the Independent Engineer certifying (i) that the construction of the Project is proceeding substantially in accordance with the construction schedule set out in the Construction Budget and Schedule or, if not so proceeding, any delays will not cause (x) the Project to miss the Guaranteed Substantial Completion Dates for any train of the Project, (y) the date specified for Ready for Start Up in Attachment E to the applicable EPC Contract for any train of the Project to occur less than four (4) months prior to the Guaranteed Substantial Completion Date for such train or (z) the Project to otherwise fail to achieve (A) the Train 1 DFCD under and as defined in the BG FOB Sale and Purchase Agreement on or before the BG DFCD Deadline, (B) the Date of First Commercial Delivery under and as defined in the GN FOB Sale and Purchase Agreement on or before the GN DFCD Deadline, (C) the Date of First Commercial Delivery under and as defined in the KoGas FOB Sale and Purchase Agreement on or before the KoGas DFCD Deadline, or (D) the Date of First Commercial Delivery under and as defined in the GAIL FOB Sale and Purchase Agreement on or before the GAIL DFCD Deadline and (ii) as to the existence of sufficient funds needed to achieve (x) Substantial Completion by each of the applicable Guaranteed Substantial Completion Dates under the applicable EPC Contract for each of the trains of the Project and (y) the Specified Completion Conditions by the Date Certain.
(c)Borrower Certificate. The Senior LC Facility Administrative Agent shall have received a duly executed certificate of an Authorized Officer of the Borrower certifying that: (i) each of the representations and warranties of the Borrower in the Common Terms Agreement and the other Financing Documents is true and correct in all material respects except for (A) those representations and warranties that are qualified by materiality, which shall be true and correct in all respects, on and as of the date of such Extension of Credit as if made on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date) and (B) the representations and warranties that, pursuant to Section 4.1(b) (General) of the Common Terms Agreement, are not deemed repeated; (ii) no Default or Event of Default has occurred and is continuing on such date or will result from the consummation of the transactions contemplated by the Transaction Documents; and (iii) the Collateral is subject to the perfected first priority Lien (subject only to Permitted Liens) and security interest established pursuant to the Security Documents.
(d)Representations and Warranties. Each of the representations and warranties of the Borrower in the Common Terms Agreement and the other Financing Documents is true and correct in all material respects, except for (A) those representations and warranties that are qualified by materiality, which shall be true and correct in all respects, on and as of the date of such Extension of Credit as if made on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date) and (B) the representations and warranties that, pursuant to Section 4.1(b) (General) of the Common Terms Agreement, are not deemed repeated.
(e)Absence of Default. No Default or Event of Default has occurred and is continuing on such date or will result from the consummation of the transactions contemplated by the Transaction Documents.
(f)Collateral. The Collateral is subject to the perfected first priority Lien (subject only to Permitted Liens) established pursuant to the Security Documents.
(g)Gas Sourcing Plan. (i) The Gas Sourcing Plan has not been materially amended, and (ii) all then relevant milestones described therein that were scheduled to be achieved prior to the date of such Extension of Credit have been achieved.
(h)Government Approvals. The Senior LC Facility Administrative Agent shall have received evidence that all material Government Approvals for the Development set forth on Schedule 4.6(b) to the Common Terms Agreement, other than such Governmental Approvals for which evidence has already been delivered to the Facility Agents pursuant to the Common Terms Agreement, that are required as of the current stage of Development have been duly obtained, were validly issued, are in full force and effect, and are not the subject of any pending appeal to the issuing agency and all applicable fixed time periods for appeal to the issuing agency have expired (except as noted on Schedule 4.6(b) to the Common Terms Agreement or Government Approvals which do not have limits on appeal periods under Government Rule), are held in the name of the Borrower or such third party indicated on Schedule 4.6(b) to the Common Terms Agreement as allowed pursuant to Government Rule, and are free from conditions or requirements (i) the compliance with which could reasonably be expected to have a Material Adverse Effect or (ii) which the Borrower does not expect to be able to satisfy on or prior to the commencement of the relevant stage of Development except to the extent that a failure to so satisfy such condition or requirement could not reasonably be expected to have a Material Adverse Effect.
(i)Fees; Expenses. The Senior LC Facility Administrative Agent shall have received for its own account, or for the account of the relevant Senior LC Lender entitled thereto and the Senior Issuing Bank, all Fees due and payable pursuant to Section 4.08 (Fees) and all costs and expenses (including costs, fees and expenses of legal counsel and Consultants) payable thereunder for which invoices have been presented.
ARTICLE VIII
COVENANTS OF THE BORROWER
SECTION 8.01    Incorporation of Covenants in the Common Terms Agreement. The Borrower agrees with each Senior LC Lender, the Senior Issuing Bank, the Senior LC Facility Administrative Agent and each other party hereto that it will perform or observe (as applicable) the obligations set forth in Section 6 (Affirmative Covenants), Section 7 (Negative Covenants) and Section 8 (Reporting Requirements) of the Common Terms Agreement in accordance with the terms thereof.
ARTICLE IX
DEFAULTS
SECTION 9.01.    Events of Default. Each of the following events or occurrences set forth in this Article IX shall be an Event of Default:
(a)The Events of Default set forth in Section 9 (Events of Default for Secured Debt) of the Common Terms Agreement shall constitute Events of Default under this Agreement, subject to all of the provisions of such Section in the Common Terms Agreement; and
(b)The Borrower shall default in the payment when due of any amount payable under the Fee Letters unless (x) such default is caused by an administrative or technical error and (y) payment is made within three (3) Business Days of its due date.
SECTION 9.02    Acceleration Upon Bankruptcy. If any Event of Default described in Section 9.7 (Bankruptcy; Insolvency) of the Common Terms Agreement occurs with respect to the Borrower, the Senior LC Facility Administrative Agent shall, in each case without notice, demand or further action, take the following actions:

(a)declare the outstanding principal amount of all Obligations that are not already due and payable to be immediately due and payable; and
(b)terminate all outstanding Senior LC Commitments.
SECTION 9.03    Acceleration Upon Other Event of Default. If any Event of Default occurs for any reason (except the occurrence of any Event of Default described in Section 9.7 (Bankruptcy; Insolvency) of the Common Terms Agreement with respect to the Borrower, for which provision is made in Section 9.02 (Acceleration Upon Bankruptcy)), whether voluntary or involuntary, and is continuing (after giving effect to any cure of the applicable Event of Default), the Senior LC Facility Administrative Agent may, or upon the direction of the Required Senior LC Lenders shall, by written notice to the Borrower take any or all of the following actions:
(a)declare all or any portion of the outstanding principal amount of the Loans and all other Obligations to be immediately due and payable; and
(b)terminate all outstanding Senior LC Commitments (if not theretofore terminated).
SECTION 9.04.    Action Upon Event of Default. Subject to the terms of the Intercreditor Agreement, if any Event of Default occurs for any reason, whether voluntary or involuntary, and is continuing (after giving effect to any cure of the applicable Event of Default), the Senior LC Facility Administrative Agent may, or upon the direction of the Required Senior LC Lenders shall, by written notice to the Borrower of its intention to exercise any remedies hereunder, under the other Financing Documents or at law or in equity, and without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived by the Borrower, exercise any or all of the following rights and remedies, in any combination or order that the Senior LC Facility Administrative Agent or the Required Senior LC Lenders may elect, in addition to such other rights or remedies as the Senior LC Facility Administrative Agent and the Senior LC Lenders may have hereunder, under the other Financing Documents or at law or in equity:
(a)Without any obligation to do so, make Extensions of Credit to or on behalf of the Borrower to cure any Event of Default hereunder and to cure any default and render any performance under any Material Project Documents (or any other contract to which the Borrower is a party) as the Required Senior LC Lenders in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the Senior LC Lenders' interests therein or for any other reason, and all sums so expended, together with interest on such total amount at the Default Rate, shall be repaid by the Borrower to the Senior LC Facility Administrative Agent on demand and shall be secured by the Financing Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the amount of the Aggregate Senior LC Commitment;
(b)Apply or execute upon any amounts on deposit in any Account or any other monies of the Borrower on deposit with the Senior LC Facility Administrative Agent, any Senior LC Lender or the Accounts Bank in the manner provided in the UCC and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral;

(c)Enter into possession of the Project and perform or cause to be performed any and all work and labor necessary to complete construction of the Project substantially according to the EPC Contracts or to operate and maintain the Project, and all sums expended by the Senior LC Facility Administrative Agent in so doing, together with interest on such total amount at the Default Rate, shall be repaid by the Borrower to the Senior LC Facility Administrative Agent upon demand and shall be secured by the Financing Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the Aggregate Senior LC Commitment.
SECTION 9.05.    Cash Collateralization of Letters of Credit. (a) Amounts held in the LC Cash Collateral Account shall be the property of the Senior LC Facility Administrative Agent for the benefit of the Senior LC Lenders and shall be applied by the Senior LC Facility Administrative Agent to the payment of Loans deemed made under any Letters of Credit.
(b)The balance, if any, in the LC Cash Collateral Account, after (x) all Letters of Credit shall have expired or been fully drawn upon and (y) giving effect to the payment of any Loans pursuant to Section 9.05(a), shall be applied to repay the other Obligations according to Section 9.06(d) (Applications of Proceeds).
SECTION 9.06.    Application of Proceeds. Subject to the terms of the Intercreditor Agreement, any moneys received by the Senior LC Facility Administrative Agent from the Common Security Trustee after the occurrence and during the continuance of an Event of Default and the period during which remedies have been initiated shall be applied in full or in part by the Senior LC Facility Administrative Agent against the Obligations in the following order of priority (but without prejudice to the right of the Senior LC Lenders, subject to the terms of the Intercreditor Agreement, to recover any shortfall from the Borrower):
(a)first, to payment of that portion of the Obligations constituting fees, costs, expenses (and interest owing thereon (if any)) and any other amounts (including fees, costs and expenses of counsel) payable to the Senior Issuing Bank, the Senior LC Facility Administrative Agent, the Common Security Trustee, the Accounts Bank, or the Intercreditor Agent in their respective capacities as such;
(b)second, to payment of that portion of the Obligations constituting fees, costs, expenses (and interest owing thereon (if any)) and any other amounts (including fees, costs and expenses of counsel and amounts payable under Article V (Loan and Tax Provisions)) payable to the Senior LC Lenders, ratably in proportion to the amounts described in this clause second payable to them, as certified by the Senior LC Facility Administrative Agent;
(c)third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including default interest) with respect to the Loans payable to the Senior LC Lenders, ratably in proportion to the respective amounts described in this clause third payable to them, as certified by the Senior LC Facility Administrative Agent;
(d)fourth, to payment, on a pro rata basis, of (i) that principal amount of the Loans payable to the Senior LC Lenders, ratably among the Senior LC Lenders in proportion to the respective amounts described in this clause fourth held by them, as certified by the Senior LC

Facility Administrative Agent and (ii) the cash collateralization of any outstanding Letters of Credit in an amount not to exceed the aggregate LC Available Amounts of all Letters of Credit then outstanding, payable to the LC Cash Collateral Account; and
(e)fifth, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by applicable Government Rule.
ARTICLE X
THE SENIOR LC FACILITY ADMINISTRATIVE AGENT
SECTION 10.01    Appointment and Authority.
(a)Each of the Senior LC Lenders and the Senior Issuing Bank hereby appoints, designates and authorizes The Bank of Nova Scotia as its Senior LC Facility Administrative Agent under and for purposes of each Financing Document to which the Senior LC Facility Administrative Agent is a party, and in its capacity as the Senior LC Facility Administrative Agent, to act on its behalf as Secured Debt Holder Group Representative and the Designated Voting Party (as defined in the Intercreditor Agreement) for the Senior LC Lenders and the Senior Issuing Bank. The Bank of Nova Scotia hereby accepts this appointment and agrees to act as the Senior LC Facility Administrative Agent for the Senior LC Lenders and the Senior Issuing Bank in accordance with the terms of this Agreement. Each of the Senior LC Lenders and the Senior Issuing Bank appoints and authorizes the Senior LC Facility Administrative Agent to act on behalf of such Senior LC Lenders and the Senior Issuing Bank under each Financing Document to which it is a party and in the absence of other written instructions from the Required Senior LC Lenders received from time to time by the Senior LC Facility Administrative Agent (with respect to which the Senior LC Facility Administrative Agent agrees that it will comply, except as otherwise provided in this Section 10.01 or as otherwise advised by counsel, and subject in all cases to the terms of the Intercreditor Agreement), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Senior LC Facility Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Senior LC Facility Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Senior LC Facility Administrative Agent have or be deemed to have any fiduciary relationship with any Senior LC Lender, the Senior Issuing Bank or other Senior LC Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Senior LC Facility Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Senior LC Facility Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Government Rule. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)The provisions of this Article X are solely for the benefit of the Senior LC Facility Administrative Agent, the Senior LC Lenders and the Senior Issuing Bank, and neither the Borrower nor any other Person shall have rights as a third party beneficiary of any of such provisions other than the Borrower's rights under Section 10.06(a) and (b) (Resignation or Removal of Senior LC Facility Administrative Agent).
SECTION 10.02    Rights as a Lender or Secured Hedging Party. Each Person serving as the Senior LC Facility Administrative Agent hereunder or under any other Financing Document shall have the same rights and powers in its capacity as a Commercial Bank Lender, Senior Issuing Bank, Senior LC Lender, KEXIM Covered Facility Lender, KSURE Covered Facility Lender, Secured Hedging Party or Gas Hedge Provider, as the case may be, as any other Commercial Bank Lender, Senior Issuing Bank, Senior LC Lender, KEXIM Covered Facility Lender, KSURE Covered Facility Lender, Secured Hedging Party or Gas Hedge Provider, as the case may be, and may exercise the same as though it were not the Senior LC Facility Administrative Agent. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or Affiliates of the Borrower as if such Person were not the Senior LC Facility Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 10.03.     Exculpatory Provisions.
(a) The Senior LC Facility Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Documents. Without limiting the generality of the foregoing, the Senior LC Facility Administrative Agent shall not:
(i)be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that the Senior LC Facility Administrative Agent is required to exercise as directed in writing by the Required Senior LC Lenders (or such other number or percentage of the Senior LC Lenders as shall be expressly provided for herein or in the other Financing Documents); provided that, the Senior LC Facility Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Senior LC Facility Administrative Agent to liability or that is contrary to any Financing Document or applicable Government Rule; or
(iii)except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, nor shall the Senior LC Facility Administrative Agent be liable for any failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Senior LC Facility Administrative Agent or any of its Affiliates in any capacity.
(b)The Senior LC Facility Administrative Agent shall not be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Required Senior

LC Lenders (or such other number or percentage of the Senior LC Lenders as may be necessary, or as the Senior LC Facility Administrative Agent may believe in good faith to be necessary, under the circumstances as provided in Section 11.01 (Amendments, Etc.)) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable order. The Senior LC Facility Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Senior LC Facility Administrative Agent in writing by the Borrower, the Common Security Trustee, a Senior LC Lender or the Senior Issuing Bank.
(c)The Senior LC Facility Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or continuance of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by any Security Document, or (v) the satisfaction of any condition set forth in Article VII (Conditions Precedent) or elsewhere herein, other than to confirm receipt of any items expressly required to be delivered to the Senior LC Facility Administrative Agent.
SECTION 10.04    Reliance by Senior LC Facility Administrative Agent. The Senior LC Facility Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Senior LC Facility Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Senior LC Facility Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. In determining compliance with any condition hereunder to the issuance of a Letter of Credit that by its terms must be fulfilled to the satisfaction of the Required Senior LC Lenders, the Senior Issuing Bank may presume that such condition is satisfactory to the Required Senior LC Lenders unless the Senior Issuing Bank has received notice to the contrary from such Senior LC Lenders or the Intercreditor Agent prior to the issuance of such Letter of Credit.
SECTION 10.05    Delegation of Duties. The Senior LC Facility Administrative Agent may perform any and all of its duties and exercise any and all its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by the Senior LC Facility Administrative Agent. The Senior LC Facility Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article X shall apply to any such sub-agent and to the Related Parties of the Senior LC Facility Administrative Agent,

and shall apply to all of their respective activities in connection with their acting as or for the Senior LC Facility Administrative Agent.
SECTION 10.06    Resignation or Removal of Senior LC Facility Administrative Agent.
(a)The Senior LC Facility Administrative Agent may resign from the performance of all its functions and duties hereunder and under the other Financing Documents at any time by giving thirty (30) days' prior written notice to the Borrower, the Common Security Trustee, the Senior LC Lenders and the Senior Issuing Bank. The Senior LC Facility Administrative Agent may be removed at any time (i) by the Required Senior LC Lenders for such Person's gross negligence or willful misconduct or (ii) by the Borrower, with the consent of the Required Senior LC Lenders, for such Person's gross negligence or willful misconduct. In the event The Bank of Nova Scotia is no longer the Senior LC Facility Administrative Agent, any successor Senior LC Facility Administrative Agent may be removed at any time with cause by the Required Senior LC Lenders. Any such resignation or removal shall take effect upon the appointment of a successor Senior LC Facility Administrative Agent, in accordance with this Section 10.06.
(b)Upon any notice of resignation by the Senior LC Facility Administrative Agent or upon the removal of the Senior LC Facility Administrative Agent by the Required Senior LC Lenders, or by the Borrower with the approval of the Required Senior LC Lenders pursuant to Section 10.06(a), the Required Senior LC Lenders shall appoint a successor Senior LC Facility Administrative Agent, hereunder and under each other Financing Document to which the Senior LC Facility Administrative Agent is a party, such successor Senior LC Facility Administrative Agent to be a commercial bank having a combined capital and surplus of at least one billion Dollars ($1,000,000,000); provided that, if no Default or Event of Default shall then be continuing, appointment of a successor Senior LC Facility Administrative Agent shall also be acceptable to the Borrower (such acceptance not to be unreasonably withheld, conditioned or delayed). The fees payable by the Borrower to a successor Senior LC Facility Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.
(c)If no successor Senior LC Facility Administrative Agent has been appointed by the Required Senior LC Lenders within thirty (30) days after the date such notice of resignation was given by such resigning Senior LC Facility Administrative Agent, or the Required Senior LC Lenders elected to remove such Person, any Senior LC Secured Party may petition any court of competent jurisdiction for the appointment of a successor Senior LC Facility Administrative Agent. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Senior LC Facility Administrative Agent, who shall serve as Senior LC Facility Administrative Agent hereunder and under each other Financing Document to which it is a party until such time, if any, as the Required Senior LC Lenders appoint a successor Senior LC Facility Administrative Agent, as provided above.
(d)Upon the acceptance of a successor's appointment as Senior LC Facility Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Senior LC Facility Administrative Agent, and the retiring (or removed) Senior LC Facility Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing

Documents. After the retirement or removal of the Senior LC Facility Administrative Agent hereunder and under the other Financing Documents, the provisions of this Article X and Section 11.08 (Indemnification by the Borrower) shall continue in effect for the benefit of such retiring (or removed) Person, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Person was acting in its capacity as Senior LC Facility Administrative Agent.
SECTION 10.07    No Amendment to Duties of Senior LC Facility Administrative Agent Without Consent. The Senior LC Facility Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Financing Document that affects its rights or duties hereunder or thereunder unless such Senior LC Facility Administrative Agent shall have given its prior written consent, in its capacity as Senior LC Facility Administrative Agent thereto.
SECTION 10.08    Non-Reliance on Senior LC Facility Administrative Agent. Each of the Senior LC Lenders and the Senior Issuing Bank acknowledges that it has, independently and without reliance upon the Senior LC Facility Administrative Agent, the Senior Issuing Bank (in the case of the Senior LC Lenders), any other Senior LC Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make its Extensions of Credit. Each of the Senior LC Lenders and the Senior Issuing Bank also acknowledges that it will, independently and without reliance upon the Senior LC Facility Administrative Agent, the Senior Issuing Bank (in the case of the Senior LC Lenders), any other Senior LC Lenders or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 10.09    No Joint Lead Arranger, No Joint Bookrunner, No Co-Documentation Agent, No Syndication Agent Duties. Anything herein to the contrary notwithstanding, no Joint Lead Arranger, Joint Bookrunner, Co-Documentation Agent or Syndication Agent shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Senior LC Facility Administrative Agent, the Senior Issuing Bank or a Senior LC Lender.
SECTION 10.10    Certain Obligations. The Senior LC Facility Administrative Agent shall:
(a)give prompt notice to each Senior LC Lender, the Common Security Trustee and the Senior Issuing Bank of receipt of each notice or request required or permitted to be given to the Senior LC Facility Administrative Agent by the Borrower pursuant to the terms of this Agreement or any other Financing Document (unless concurrently delivered to the Senior LC Lenders, the Common Security Trustee and the Senior Issuing Bank by the Borrower). The Senior LC Facility Administrative Agent will distribute to each Senior LC Lender, the Common Security Trustee and the Senior Issuing Bank each document or instrument (including each document or instrument delivered by the Borrower to the Senior LC Facility Administrative Agent pursuant to Article VI (Representations and Warranties), Article VII (Conditions Precedent) and Article VIII (Covenants of the Borrower)) received for the account of the Senior LC Facility Administrative Agent and copies of all other communications received by the Senior LC Facility Administrative Agent from the Borrower for distribution to the Senior LC Lenders, the Common Security Trustee and the Senior Issuing Bank by the Senior LC Facility Administrative Agent in accordance with the terms of this Agreement or any other Financing Document;
(b)except as otherwise expressly provided in any other Financing Document, perform its duties in accordance with any instructions given to it by (i) the Senior Issuing Bank or (ii) the Senior LC Lenders, the Required Senior LC Lenders or the Supermajority Senior LC Lenders, as the case may be, which instructions shall be binding on the Senior LC Facility Administrative Agent;
(c)if so instructed by (i) the Senior Issuing Bank or (ii) the Senior LC Lenders, the Required Senior LC Lenders or the Supermajority Senior LC Lenders, as the case may be, refrain from exercising any right, power, authority or discretion vested in it; and
(d)without additional charge or compensation, perform such calculations and furnish to the Senior LC Lenders and the Senior Issuing Bank information relating to the principal amount outstanding, interest due, and such other matters as the Senior LC Lenders and the Senior Issuing Bank may reasonably request.
ARTICLE XI
MISCELLANEOUS PROVISIONS
SECTION 11.01    Amendments, Etc. Subject to the terms of the Intercreditor Agreement, no consent, amendment, waiver or termination of any provision of this Agreement shall be effective unless in writing signed by the Borrower and the Required Senior LC Lenders, and each such amendment, waiver, termination or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, without the consent of each Senior LC Lender and the Senior Issuing Bank (in each case, other than any Senior LC Lender that is a Loan Party, a Sponsor or an Affiliate or Subsidiary thereof), no such amendment, waiver, termination or consent shall:
(a)extend or increase any Senior LC Commitments;
(b)postpone any date scheduled for any payment of principal, fees or interest (as applicable) under Section 4.01 (Repayment of Loans), Section 4.02 (Interest Payments) or Section 4.08 (Fees) or any date fixed by the Senior LC Facility Administrative Agent for the payment of fees or other amounts due to the Senior LC Lenders (or any of them) hereunder;
(c)reduce the principal of, or the rate of interest specified herein on, any Loan, or any Fees or other amounts payable to any Senior LC Lender hereunder, other than interest payable at the Default Rate;
(d)change the order of application of any reduction in any Senior LC Commitment from the application thereof set forth in the applicable provisions of Section 2.02 (Reduction of

Senior LC Commitments), Section 4.09 (Pro Rata Treatment), or Section 4.10 (Sharing of Payments), respectively, in any manner;
(e)change (i) any provision of this Section 11.01, (ii) the definition of Required Senior LC Lenders or Supermajority Senior LC Lenders or (iii) any other provision hereof specifying the number or percentage of Senior LC Lenders required to amend, waive, terminate or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;
(f)subject to all other provisions of this Section 11.01, release or allow release of (i) the Borrower from (x) all or (y) a material portion of its obligations under this Agreement, the Common Terms Agreement or any Security Document, (ii) all or a material portion of the Collateral from the Lien of any of the Security Documents (other than with respect to assets the conveyance, sale, lease, transfer or other disposal of which is permitted under Section 7.2(b) (Prohibition of Fundamental Changes) of the Common Terms Agreement) or (iii) any guaranties or commitments (other than any Senior LC Commitment) under or in connection with this Agreement, the Common Terms Agreement or any Security Document;
(g)amend, modify, waive or supplement the terms of Section 11.04 (Assignments) of this Agreement or Section 2.6 (Expansion Debt) of the Common Terms Agreement;
(h)amend the definition of Permitted Indebtedness or Senior LC Secured Parties; or
(i)amend, modify or waive any of the matters listed on Schedule 1 (Unanimous Decisions) to the Intercreditor Agreement;
provided that, no such amendment, waiver, termination or consent shall, unless in writing and signed by the Senior LC Facility Administrative Agent or the Common Security Trustee, as applicable, in addition to the Senior Issuing Bank and Senior LC Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Senior LC Facility Administrative Agent or the Common Security Trustee.
SECTION 11.02.    Entire Agreement. This Agreement, the other Financing Documents and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.
SECTION 11.03        Applicable Government Rule; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT ANY REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)SUBMISSION TO JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IF APPLICABLE LAW DOES NOT PERMIT A CLAIM, ACTION OR PROCEEDING REFERRED TO IN THE FIRST SENTENCE OF THIS SECTION TO BE FILED, HEARD OR DETERMINED IN OR BY THE COURTS SPECIFIED THEREIN.
(c)WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.03(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)Service of Process. Each party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Person at its then effective notice addresses pursuant to Section 11.11 (Notices and Other Communications). Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document in the courts of any jurisdiction if applicable law does not permit a claim, action or proceeding referred to in the first sentence of Section 11.03(b) to be filed, heard or determined in or by the courts specified therein.
(e)Immunity. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise)

with respect to itself or its property, the Borrower hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Financing Documents and, without limiting the generality of the foregoing, agrees that the waiver set forth in this Section 11.03(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and is intended to be irrevocable for purposes of such Act.
(f)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.03.
SECTION 11.04.    Assignments.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each of the Senior LC Lenders, the Senior Issuing Bank and the Senior LC Facility Administrative Agent (and any attempted assignment or other transfer by the Borrower without such consent shall be null and void), and no Senior LC Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with Section 11.04(b) and Section 11.04(g), (ii) by way of participation in accordance with Section 11.04(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.04(e) (and any other attempted assignment or transfer by any party hereto shall be null and void).
(b)Subject to Section 11.04(g) and this Section 11.04(b), any Senior LC Lender may, at any time after the date hereof, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Senior LC Commitment, its participations in Letters of Credit or the Loans at the time owing to it) (provided that, on the date of such assignment, such assignment would not result in an increase in amounts payable by the Borrower under Section 5.01 (Increased Costs), unless such increase in amounts payable measured on such date of assignment is waived by the assigning and assuming Senior LC Lenders). Except in the case of (x) an assignment of the entire remaining amount of the assigning Senior LC Lender's Senior LC Commitment, its participations in Letters of Credit and the Loans at the time owing to it or (y) an assignment to a Senior LC Lender, or an Affiliate of a Senior LC Lender, or an Approved Fund with respect to a Senior LC Lender, the sum of (1) the outstanding Senior LC Commitment, if any, (2) participations in Letters of Credit, if any, and (3) the outstanding Loans subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Senior LC Facility Administrative Agent or, if "Trade Date" is specified in the Lender Assignment Agreement, as of the Trade Date) shall not be less than five million Dollars ($5,000,000), unless the Senior LC Facility Administrative Agent otherwise consents in writing. Subject to Section 11.04(g), each partial assignment shall be made as an assignment of the same percentage of the outstanding Senior LC Commitment, participations in Letters of Credit and outstanding Loans and a proportionate part of all the assigning Senior LC Lender's rights and obligations under this Agreement with respect to the Senior LC Commitment, participations in Letters of Credit and outstanding Loans. The parties to each assignment shall execute and deliver to the Senior LC Facility Administrative Agent a Lender Assignment Agreement in the form of Exhibit C, together with a processing and recordation fee of three thousand five hundred Dollars ($3,500); provided that, (A) no such fee shall be payable in the case of an assignment to a Senior LC Lender, an Affiliate thereof or an Approved Fund with respect to a Senior LC Lender and (B) in the case of contemporaneous assignments by a Senior LC Lender to one or more Approved Funds managed by the same investment advisor (which Approved Funds are not then Senior LC Lenders hereunder), only a single such three thousand five hundred Dollar ($3,500) fee shall be payable for all such contemporaneous assignments. If the Eligible Assignee is not a Senior LC Lender prior to such assignment, it shall deliver to the Senior LC Facility Administrative Agent an administrative questionnaire and all documentation and other information required by bank regulatory authorities under applicable "know your customer" requirements. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Senior LC Facility Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Senior LC Facility Administrative Agent, the applicable pro rata share of Loans required to be made but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Senior LC Facility Administrative Agent, and each other Senior LC Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Proportionate Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Senior LC Facility Administrative Agent pursuant to Section 11.04(c), from and after the effective date specified in each Lender Assignment Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Senior LC Lender under this Agreement, and the assigning Senior LC Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Senior LC Lender's rights and obligations under this Agreement, such Senior LC Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 5.01 (Increased Costs), Section 5.03 (Taxes), Section 11.06 (Costs and Expenses) and Section 11.08 (Indemnification by the Borrower) with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Senior LC Lender's having been a Defaulting Lender. Any assignment or transfer by a Senior LC Lender of rights or obligations under this Agreement that does not comply with this Section 11.04(b) shall be treated for purposes of this Agreement as a sale by such Senior LC Lender of a participation in such rights and obligations in accordance with Section 11.04(d). Upon any such assignment, the Senior LC Facility Administrative Agent will deliver a notice thereof to the Borrower (provided that, failure to deliver such notice shall not result in any liability for the Senior LC Facility Administrative Agent).
(c)The Senior LC Facility Administrative Agent shall maintain the Register in accordance with Section 2.01(b) (Senior LC Commitments) above.
(d)Any Senior LC Lender may at any time, without the consent of, or notice to, the Borrower or the Senior LC Facility Administrative Agent, sell participations to any Person (other than a natural person or any Loan Party, any Sponsor, any Material Project Party, any Person that is party to any Additional Material Project Document or any Affiliate or Subsidiary thereof) (each, a "Participant") in all or a portion of such Senior LC Lender's rights or obligations under this Agreement (including all or a portion of its Senior LC Commitment, participations in Letters of Credit or the Loans owing to it); provided that, (i) such Senior LC Lender's obligations under this Agreement shall remain unchanged, (ii) such Senior LC Lender remains solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Senior LC Facility Administrative Agent and the other Senior LC Lenders shall continue to deal solely and directly with such Senior LC Lender in connection with such Senior LC Lender's rights and obligations under this Agreement. For the avoidance of doubt, each Senior LC Lender shall be responsible for the indemnity under Section 11.08 (Indemnification by the Borrower) with respect to any payments made by such Senior LC Lender to its Participant(s). Any agreement or instrument pursuant to which a Senior LC Lender sells such a participation shall provide that such Senior LC Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that, such agreement or instrument may provide that such Senior LC Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the proviso to Section 11.01 (Amendments, Etc.) that directly affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01 (Increased Costs) and Section 5.03 (Taxes) (subject to the requirements and limitations therein, including the requirements under Section 5.03(e) (Taxes - Status of Lenders) (it being understood that any documentation required under Section 5.03 (Taxes) shall be delivered to the participating Senior LC Lender)) to the same extent as if it were a Senior LC Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that, such Participant (A) agrees to be subject to the provisions of Section 5.02 (Obligation to Mitigate) as if it were an assignee under paragraph (b) of this Section 11.04; and (B) shall not be entitled to receive any greater payment under Section 5.01 (Increased Costs) or Section 5.03 (Taxes), with respect to any participation, than its participating Senior LC Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Senior LC Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.02 (Obligation to Mitigate) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.14 (Right of Setoff) as though it were a Senior LC Lender; provided that, such Participant agrees to be subject to Section 4.10 (Sharing of Payments) as though it were a Senior LC Lender. Each Senior LC Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Letters of Credit, Loans or other obligations under the Financing Documents (the "Participant Register"); provided that, no Senior LC Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Senior LC Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Senior LC Facility Administrative Agent (in its capacity as Senior LC Facility Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Any Senior LC Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Senior LC Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction; provided that, no such pledge or assignment shall release such Senior LC Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Senior LC Lender as a party hereto.
(f)The words "execution," "signed," "signature," and words of like import in any Lender Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(g)All assignments by a Senior LC Lender of all or a portion of its rights and obligations hereunder shall be made only as an assignment of the same percentage of the outstanding Senior LC Commitment, participations in Letters of Credit and outstanding Loans held by such Senior LC Lender. If there is no outstanding Senior LC Commitment, assignments of participations in Letters of Credit and outstanding Loans may be made, together with a pro rata portion of such Senior LC Lender's rights and obligations with respect to the Letter of Credit and Loans subject to such assignment, in such amounts, to such persons and on such terms as are permitted by and otherwise in accordance with Section 11.04(b).

SECTION 11.05.    Benefits of Agreement. Nothing in this Agreement or any other Financing Document, express or implied, shall be construed to give to any Person, other than the parties hereto, each of their successors and permitted assigns under this Agreement or any other Financing Document, Participants, to the extent provided in Section 11.04 (Assignments), and, to the extent expressly contemplated hereby, the Related Parties of each of the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank and the Senior LC Lenders, any benefit or any legal or equitable right or remedy under this Agreement.
SECTION 11.06.    Costs and Expenses. The Borrower shall pay (a) all reasonable and documented out-of-pocket expenses incurred by each of the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank and the Senior LC Lenders and their Affiliates (including all reasonable fees, costs and expenses of one counsel plus one local counsel for the Senior LC Lenders and their Affiliates in each relevant jurisdiction (provided that, in the case of the continuation of an Event of Default, any Senior LC Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the Borrower shall pay all reasonable fees, cost and expenses of such additional counsel)) in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement and the other Financing Documents; (b) all reasonable and documented out of pocket expenses incurred by the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank and the Senior LC Lenders (including all reasonable fees, costs and expenses of one counsel plus one local counsel for the Senior LC Lenders and their Affiliates in each relevant jurisdiction (provided that, in the case of the continuation of an Event of Default, any Senior LC Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the Borrower shall pay all reasonable fees, cost and expenses of such additional counsel)) in connection with any amendments, modifications or waivers of the provisions of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); (c) all reasonable and documented out-of-pocket expenses incurred by the Senior LC Facility Administrative Agent and the Common Security Trustee (including all reasonable fees, costs and expenses of one counsel plus one local counsel for the Senior LC Lenders and their Affiliates in each relevant jurisdiction (provided that, in the case of the continuation of an Event of Default, any Senior LC Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the Borrower shall pay all reasonable fees, cost and expenses of such additional counsel)) in connection with the administration of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); and (d) all reasonable and documented out-of-pocket expenses incurred by the Senior LC Secured Parties (including all reasonable fees, costs and expenses of one counsel plus one local counsel for the Senior LC Lenders and their Affiliates in each relevant jurisdiction (provided that, in the case of the continuation of an Event of Default, any Senior LC Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the Borrower shall pay all reasonable fees, cost and expenses of such additional counsel)) in connection with the enforcement or protection (other than in connection with assignment of Loans, participations in Letters of Credit or Senior LC Commitments) of their rights in connection with this Agreement and the other Financing Documents, including their rights under this Section 11.06, including in connection with any workout, restructuring or negotiations in respect of the Obligations. The provisions of this Section 11.06 shall not supersede Sections 5.01 (Increased Costs) and 5.03 (Taxes). Notwithstanding the foregoing, in the event that the Common Security Trustee reasonably believes that a conflict exists in using one counsel, it may engage its own counsel.
SECTION 11.07.    Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Senior LC Facility Administrative Agent and when the Senior LC Facility Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or portable document format ("pdf") shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 11.08.    Indemnification by the Borrower.
(a)The Borrower hereby agrees to indemnify each Senior LC Secured Party and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all reasonable fees, costs and expenses of counsel or consultants for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of:
(i)the execution or delivery of this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration (other than expenses that do not constitute out-of-pocket expenses) or enforcement thereof;
(ii)any actual or alleged presence, Release or threatened Release of Hazardous Materials in violation of Environmental Laws or that could reasonably result in an Environmental Claim on or from the Project or any property owned or operated by the Borrower, or any Environmental Affiliate or any liability pursuant to an Environmental Law related in any way to the Project or the Borrower;
(iii)any actual or prospective claim (including Environmental Claims), litigation, investigation or proceeding relating to any of the foregoing, whether based on common law, contract, tort or any other theory, whether brought by a third party or by the Borrower or any of the Borrower's members, managers or creditors, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Financing Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; or

(iv)any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Borrower, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by any Senior LC Secured Party or Affiliates or Related Parties thereof;
provided that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) shall have arisen from a dispute between or among the Indemnitees or from a claim of an Indemnitee against another Indemnitee, which in either case is not the result of an act or omission of the Borrower or any of its Affiliates.
(b)To the extent that the Borrower for any reason fails to pay any amount required under Section 11.06 (Costs and Expenses) or Section 11.08(a) above to be paid by it to any of the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank, any sub-agent thereof, or any Related Party of any of the foregoing, each Senior LC Lender severally agrees to pay in accordance with its Proportionate Share to the Senior LC Facility Administrative Agent, the Senior Issuing Bank, the Common Security Trustee, any such sub-agent, or such Related Party, as the case may be, such Senior LC Lender's ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Senior LC Facility Administrative Agent, the Common Security Trustee, or any sub-agent thereof in its capacity as such, or against any Related Party of any of the foregoing acting for the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank, or any sub-agent thereof in connection with such capacity. The obligations of the Senior LC Lenders to make payments pursuant to this Section 11.08(b) are several and not joint and shall survive the payment in full of the Obligations and the termination of this Agreement. The failure of any Senior LC Lender to make payments on any date required hereunder shall not relieve any other Senior LC Lender of its corresponding obligation to do so on such date, and no Senior LC Lender shall be responsible for the failure of any other Senior LC Lender to do so.
(c)All amounts due under this Section 11.08 shall be payable not later than ten (10) Business Days after demand therefor.
(d)The provisions of this Section 11.08 shall not supersede Sections 5.01 (Increased Costs) and 5.03 (Taxes).
(e)The Senior LC Facility Administrative Agent shall be fully justified in taking, refusing to take or continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Senior LC Lenders against any and all liability and expense which may be incurred by it by reason of taking, refusing to take or continuing to take any such action.
SECTION 11.09.    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Financing Document, the interest paid or agreed to be paid under the Financing Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Government Rule (the "Maximum Rate"). If the Senior LC Facility Administrative Agent, the Senior

Issuing Bank or any Senior LC Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Senior LC Facility Administrative Agent, any Senior LC Lender or the Senior Issuing Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Government Rule, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest and (b) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
SECTION 11.10.    No Waiver; Cumulative Remedies. No failure by any Senior LC Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
SECTION 11.11.    Notices and Other Communications.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or, except with respect to any notice of Default or Event of Default, sent by email to the address(es), facsimile number or email address specified for the Borrower, the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank or the Senior LC Lenders, as applicable, on Schedule 11.11.
(b)Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; and notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications shall be effective as provided in Section 11.11(c).
(c)Unless otherwise prescribed, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not received during the normal business hours of the recipient, such notice or communication shall be deemed to have been received at the opening of business on the next Business Day for the recipient and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in Schedule 11.11 of notification that such notice or communication is available and identifying the website address therefor. Notwithstanding the above, all notices delivered by the
Borrower to the Senior LC Facility Administrative Agent through electronic communications shall be followed by the delivery of a hard copy.
(d)Each of the Borrower, the Senior LC Facility Administrative Agent and the Common Security Trustee may change its address, facsimile telephone number or email address for notices and other communications hereunder by notice to the other parties hereto. Any Senior LC Lender and the Senior Issuing Bank may change its address, facsimile, telephone number or email address for notices and other communications hereunder by notice to the Borrower, the Senior LC Facility Administrative Agent and the Common Security Trustee.
(e)The Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank and the Senior LC Lenders shall be entitled to rely and act upon any written notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank, the Senior LC Lenders and the Related Parties of each of them for all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank and the Senior LC Lenders by the Borrower may be recorded by the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank and the Senior LC Lenders, as applicable, and each of the parties hereto hereby consents to such recording.
(f)The Senior LC Facility Administrative Agent agrees that the receipt of the communications by the Senior LC Facility Administrative Agent at its e-mail addresses set forth in Schedule 11.11 shall constitute effective delivery to the Senior LC Facility Administrative Agent for purposes of the Financing Documents. The Senior Issuing Bank and each Senior LC Lender agrees to notify the Senior LC Facility Administrative Agent in writing (including by electronic communication) from time to time of such Senior LC Lender's e-mail address(es) to which the notices may be sent by electronic transmission and that such notices may be sent to such e-mail address(es).
(g)Notwithstanding the above, nothing herein shall prejudice the right of the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank and any of the Senior LC Lenders to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.
(h)So long as The Bank of Nova Scotia is the Senior LC Facility Administrative Agent, the Borrower hereby agrees that it will provide to the Senior LC Facility Administrative Agent all information, documents and other materials that it is obligated to furnish to the Senior LC Facility Administrative Agent pursuant to the Financing Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to any Loan borrowing, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to any Extension of Credit (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Senior LC Facility Administrative Agent at the email addresses specified in Schedule 11.11. In addition, the Borrower agrees to continue to provide the

Communications to the Senior LC Facility Administrative Agent in the manner specified in the Financing Documents but only to the extent requested by the Senior LC Facility Administrative Agent.
(i)So long as The Bank of Nova Scotia is the Senior LC Facility Administrative Agent, the Borrower further agrees that the Senior LC Facility Administrative Agent may make the Communications available to the Senior LC Lenders by posting the Communications on an internet website that may, from time to time, be notified to the Senior LC Lenders (or any replacement or successor thereto) or a substantially similar electronic transmission system (the "Platform"). The costs and expenses incurred by the Senior LC Facility Administrative Agent in creating and maintaining the Platform shall be paid by Borrower in accordance with Section 11.06 (Costs and Expenses).
(j)THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE SENIOR LC FACILITY ADMINISTRATIVE AGENT DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE SENIOR LC FACILITY ADMINISTRATIVE AGENT IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE SENIOR LC FACILITY ADMINISTRATIVE AGENT OR ANY AFFILIATE THEREOF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "AGENT PARTIES") HAVE ANY LIABILITY TO THE BORROWER, ANY SENIOR LC LENDER, THE SENIOR ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER'S OR ANY AGENT PARTY'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
SECTION 11.12.    Patriot Act Notice. Each of the Senior LC Lenders, the Senior Issuing Bank, the Senior LC Facility Administrative Agent and the Common Security Trustee hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Senior LC Lenders, the Senior Issuing Bank, the Senior LC Facility Administrative Agent or the Common Security Trustee, as applicable, to identify the Borrower in accordance with the Patriot Act.

SECTION 11.13.    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank or any Senior LC Lender, or the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank or any Senior LC Lender (as the case may be) exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank or such Senior LC Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any bankruptcy or insolvency proceeding or otherwise, then (a) to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied by such payment shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) the Senior Issuing Bank and each Senior LC Lender severally agrees to pay to the Senior LC Facility Administrative Agent or the Common Security Trustee upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Senior LC Facility Administrative Agent or the Common Security Trustee, as the case may be, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Senior Issuing Bank and the Senior LC Lenders under this Section 11.13 shall survive the payment in full of the Obligations and the termination of this Agreement.
SECTION 11.14.    Right of Setoff. The Senior Issuing Bank, each of the Senior LC Lenders and each of their respective Affiliates is hereby authorized at any time and from time to time during the continuance of an Event of Default, to the fullest extent permitted by applicable Government Rule, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Senior Issuing Bank, Senior LC Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Financing Document to such Senior Issuing Bank or Senior LC Lender, as applicable, irrespective of whether or not such Senior Issuing Bank or Senior LC Lender, as applicable, shall have made any demand under this Agreement or any other Financing Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Senior Issuing Bank or Senior LC Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Senior Issuing Bank, each of the Senior LC Lenders and their respective Affiliates under this Section 11.14 are in addition to other rights and remedies (including other rights of setoff) that such Senior Issuing Bank, Senior LC Lender or their respective Affiliates may have. The Senior Issuing Bank and each of the Senior LC Lenders agrees to notify the Borrower and the Senior LC Facility Administrative Agent promptly after any such setoff and application; provided that, the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 11.15.    Severability. If any provision of this Agreement or any other Financing Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 11.16.    Survival. Notwithstanding anything in this Agreement to the contrary, Section 5.01 (Increased Costs), Section 5.03 (Taxes), Section 11.06 (Costs and Expenses), Section 11.08 (Indemnification by the Borrower) and Section 11.13 (Payments Set Aside) shall survive any termination of this Agreement. In addition, each representation and warranty made hereunder and in any other Financing Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties shall be considered to have been relied upon by the Senior LC Secured Parties regardless of any investigation made by any Senior LC Secured Party or on their behalf and notwithstanding that the Senior LC Secured Parties may have had notice or knowledge of any Default or Event of Default at the time of the Extension of Credit, and shall continue in full force and effect as of the date made or any date referred to herein as long as any Loan or any other Obligation hereunder or under any other Financing Document shall remain unpaid or unsatisfied.
SECTION 11.17.    Treatment of Certain Information; Confidentiality. The Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank, and each of the Senior LC Lenders agree to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective shareholders, members, partners, directors, officers, employees, agents, advisors, auditors, insurers and representatives (provided that, the Persons to whom such disclosure is made will be informed prior to disclosure of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it or to any Federal Reserve Bank or central bank in connection with a pledge or assignment pursuant to Section 11.04(e) (Assignments); (c) to the extent required by applicable Government Rule or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Financing Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder (including any actual or prospective purchaser of Collateral); (f) subject to an agreement containing provisions substantially the same as those of this Section 11.17, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower or (iii) any Person (and any of its officers, directors, employees, agents or advisors) that may enter into or support, directly or indirectly, or that may be considering entering into or supporting, directly or indirectly, either (A) contractual arrangements with the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank, or such Senior LC Lender, or any Affiliates thereof, pursuant to which all or any portion of the risks, rights, benefits or obligations under or with respect to any Loan, Letter of Credit or Financing Document is transferred to such Person or (B) an actual or proposed securitization or collateralization of, or similar transaction relating to, all or a part of any amounts payable to or for the benefit of any Senior LC Lender under any Financing Document (including any rating agency); (g) with the consent of the Borrower (which consent shall not unreasonably be withheld or delayed); (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.17 or (ii) becomes available to the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank, any Senior LC Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Senior LC Lender, the Senior Issuing Bank, the Common Security Trustee or the Senior LC Facility Administrative Agent; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Borrower received by it from any Senior LC Lender, the Senior Issuing Bank, the Common Security Trustee or the Senior LC Facility Administrative Agent, as applicable). In addition, the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank, and any Senior LC Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank, and any Senior LC Lender in connection with the administration and management of this Agreement, the other Financing Documents, the Senior LC Commitments, the Letters of Credit and the Loans. For the purposes of this Section 11.17, "Information" means written information that is furnished by or on behalf of the Borrower, the Pledgor, the Sponsor or any of their Affiliates to the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank, or any Senior LC Lender pursuant to or in connection with any Financing Document, relating to the assets and business of the Borrower, the Pledgor, the Sponsor or any of their Affiliates, but does not include any such information that (i) is or becomes generally available to the public other than as a result of a breach by the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank or such Senior LC Lender of its obligations hereunder, (ii) is or becomes available to the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank or such Senior LC Lender from a source other than the Borrower, the Pledgor, the Sponsor or any of their Affiliates, as applicable, that is not, to the knowledge of the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank, or such Senior LC Lender, acting in violation of a confidentiality obligation with the Borrower, the Pledgor, the Sponsor or any of their Affiliates, as applicable or (iii) is independently compiled by the Senior LC Facility Administrative Agent, the Common Security Trustee, the Senior Issuing Bank, or any Senior LC Lender, as evidenced by their records, without the use of the Information. Any Person required to maintain the confidentiality of Information as provided in this Section 11.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 11.18.    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Government Rule, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto or their Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No party hereto or its Related Parties shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.
SECTION 11.19.    Waiver of Litigation Payments. To the extent that any party hereto may, in any action, suit or proceeding brought in any of the courts referred to in Section 11.03(b) (Applicable Government Rule; Jurisdiction; Etc.) or elsewhere arising out of or in connection with this Agreement or any other Financing Document to which it is a party, be entitled to the benefit of any provision of law requiring any other party hereto in such action, suit or proceeding to post security for the costs of such Person or to post a bond or to take similar action, each such Person hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the State of New York or, as the case may be, the jurisdiction in which such court is located.
SECTION 11.20.    Reinstatement. This Agreement and the obligations of the Borrower hereunder shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the Borrower or any other Person or as a result of any settlement or compromise with any Person (including the Borrower) in respect of such payment, and the Borrower shall pay the Senior LC Secured Parties on demand all of their reasonable costs and expenses (including reasonable fees, expenses and disbursements of counsel) incurred by such parties in connection with such rescission or restoration.
SECTION 11.21.    No Recourse.
(a)Each Senior LC Secured Party that is a party hereto acknowledges and agrees that the obligations of the Loan Parties under this Agreement and the other Financing Documents, including with respect to the payment of the principal of or premium or penalty, if any, or interest on any Obligations, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, are obligations solely of the Loan Parties and shall be satisfied solely from the Security and the assets of the Loan Parties and shall not constitute a debt or obligation of the Sponsor or any of its respective Affiliates (other than the Loan Parties), nor of any past, present or future officers, directors, employees, shareholders, agents, attorneys or representatives of the Loan Parties, the Sponsor and their respective Affiliates (collectively (but excluding the Loan Parties), the "Non-Recourse Parties").
(b)Each Senior LC Secured Party that is party hereto acknowledges and agrees that the Non-Recourse Parties shall not be liable for any amount payable under this Agreement or any Financing Document, and no Senior LC Secured Party shall seek a money judgment or deficiency or personal judgment against any Non-Recourse Party for payment or performance of any obligation of the Loan Parties under this Agreement or the other Financing Documents.

(c)The acknowledgments, agreements and waivers set out in this Section 11.21 shall survive termination of this Agreement and shall be enforceable by any Non-Recourse Party and are a material inducement for the execution of this Agreement and the other Financing Documents by the Loan Parties.
SECTION 11.22.    Intercreditor Agreement. Any actions, consents, approvals, authorizations or discretion taken, given, made or exercised, or not taken, given, made or exercised by the Senior LC Facility Administrative Agent, acting as a Secured Debt Holder Group Representative on behalf of the Senior LC Lenders and the Senior Issuing Bank, in accordance with the Intercreditor Agreement shall be binding on each Senior LC Lender and the Senior Issuing Bank. Notwithstanding anything to the contrary herein, in the case of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall govern.
SECTION 11.23.    Termination. This Agreement shall terminate and shall have no force and effect (except with respect to the provisions that expressly survive termination of this Agreement) if (a) the initial Extension of Credit does not occur within one (1) year of the Closing Date or (b) all Obligations have been indefeasibly paid in full, all Letters of Credit have expired or been fully drawn upon or cash collateralized in accordance with Section 9.02(c) (Acceleration Upon Bankruptcy) and all Senior LC Commitments have been terminated or reduced in whole and the Senior LC Facility Administrative Agent shall have given the notice required by Section 2.10(a) (Termination of Obligations) of the Common Terms Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SABINE PASS LIQUEFACTION, LLC,
as Borrower

By	/s/ Graham McArthur
	Name:	Graham McArthur
	Title:	Treasurer

SIGNATURE PAGE TO SENIOR LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BANK OF NOVA SCOTIA,
as Senior LC Facility Administrative Agent

By	/s/ Mark Sparrow
	Name:	Mark Sparrow, Director
Title:

SIGNATURE PAGE TO SENIOR LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BANK OF NOVA SCOTIA,
as Senior Issuing Bank

By	/s/ Mark Sparrow
	Name:	Mark Sparrow, Director

SIGNATURE PAGE TO SENIOR LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SOCIÉTÉ GÉNÉRALE,
as Common Security Trustee

By	/s/ Roberto S Simon
	Name:	ROBERTO S SIMON
Managing Director

SIGNATURE PAGE TO SENIOR LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BANK OF NOVA SCOTIA,
as Senior LC Lender

By	/s/ Mark Sparrow
	Name:	Mark Sparrow, Director

SIGNATURE PAGE TO SENIOR LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MIZUHO BANK, LTD.,
as Senior LC Lender

By	/s/ Junji Hasegawa
	Name:	JUNJI HASEGAWA
SENIOR VICE PRESIDENT

SIGNATURE PAGE TO SENIOR LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

STANDARD CHARTERED BANK,
as Senior LC Lender

By	/s/ Paul Clifford
	Name:	PAUL CLIFFORD
DIRECTOR
HEAD OF PROJECT FINANCE AMERICAS

By	/s/ Robert K. Reddington
	Name:	Robert K. Reddington
Credit Documentation Manager
Credit Documentation Unit, WB Legal-Americas

SIGNATURE PAGE TO SENIOR LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LLOYDS BANK PLC,
as Senior LC Lender

By	/s/ Stephen Giacolone
	Name:	Stephen Giacolone
Assistant Vice President
G011

By	/s/ Joel Slomko
	Name:	Joel Slomko
Assistant Vice President
Transaction Execution
Category A
S088

SIGNATURE PAGE TO SENIOR LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CRÉDIT AGRICOLE CORPORATE
AND INVESTMENT BANK
as Senior LC Lender

By	/s/ Frédéric Petit
	Name:	Frédéric Petit
Vice President

By	/s/ George Councill
	Name:	George Councill
Director

SIGNATURE PAGE TO SENIOR LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BANK OF TOKYO-MITSUBISHI
UFJ, LTD.,
as Senior LC Lender

By	/s/ Nasir Khan
	Name:	Nasir Khan
Managing Director

SIGNATURE PAGE TO SENIOR LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SOCIÉTÉ GÉNÉRALE,
as Senior LC Lender

By	/s/ Roberto S Simon
	Name:	ROBERTO S SIMON
Managing Director

SIGNATURE PAGE TO SENIOR LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT